This preliminary prospectus supplement relates to an effective registration statement filed with the U.S. Securities and Exchange Commission, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein, and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-266071
SUBJECT TO COMPLETION, DATED OCTOBER 28, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To the Prospectus Dated November 2, 2022)
        Common Shares
Perpetua Resources Corp.

We are offering       common shares, no par value (“common shares”) pursuant to this prospectus supplement and the accompanying prospectus (the “offering”).
Our common shares are listed on The Nasdaq Capital Market, (the “Nasdaq”), and on the Toronto Stock Exchange (the “TSX”), under the symbol “PPTA”. On October 27, 2025, the last reported sale price of our common shares was $24.84 per share on the Nasdaq and C$34.75 per share on the TSX. The Company has applied to the Nasdaq and the TSX for the listing of the common shares offered hereunder and such listing is subject to the approval of the Nasdaq and the TSX in accordance with their applicable listing requirements.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Net Proceeds to the Company(2).	$	$

(1)
See “Underwriting” beginning on page S-19 for additional information regarding underwriting compensation.

(2)
After deducting underwriting discounts and commissions, but before deducting estimated expenses of the offering of $        , which will be paid from the proceeds of the offering.

Pursuant to the Investor Rights Agreement, dated October 28, 2025 (the “Agnico IRA”), between us and Agnico Eagle Mines Limited (“Agnico”), Agnico has the right to participate pro rata in any equity offering by us. As of the date hereof, Agnico beneficially owns 8.7% of the common stock of the company (after giving effect to exercise of Agnico’s warrants). Agnico has indicated that it intends to exercise its participation right with respect to this offering in a concurrent private placement at the public offering price of this offering and on the same terms as the other purchasers in this offering (the “Concurrent Private Placement”). However, because indications of interest are not binding agreements or commitments to purchase, Agnico may determine to purchase fewer shares than it has indicated an intention in purchasing or not to purchase any shares in the Concurrent Private Placement. Participation in full would result in the issuance of        common shares for proceeds to the company of $       . We anticipate using any proceeds of the Concurrent Private Placement for the same purposes as the public offering. The sale of such shares will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The consummation of the Concurrent Private Placement is subject to customary closing conditions, including the completion of this offering, but this offering is not contingent upon the consummation of the Concurrent Private Placement. We cannot assure you that the Concurrent Private Placement will be completed.
Investing in our common shares involves a high degree of risk. Before buying any common shares, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The underwriters expect to deliver the common shares on or about October    , 2025 (the “Closing Date”).

Joint Book-Running Managers
BMO Capital Markets	National Bank of Canada Capital Markets	RBC Capital Markets

Prospectus Supplement
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a part of a registration statement on Form S-3 (File No. 333-266071) that we filed with the SEC using a shelf registration process (the “Shelf S-3”). Under this shelf registration process, we may offer and sell from time to time an unspecified amount of any combination of securities described in the accompanying prospectus in one or more offers such as this offering. The accompanying prospectus provides you with a general description of the securities we may offer, some of which may not apply to this offering.
This prospectus supplement provides you with specific information about the common shares we are offering. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus” we are referring to the accompanying prospectus.
This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus, before investing in the common shares.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we provide you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we provide to you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, when making your investment decision. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of the prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. See the section entitled “Underwriting” in this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, throughout this prospectus supplement, the words “we,” “us,” “the Company,” or “Perpetua” refer to Perpetua Resources Corp. In this prospectus supplement, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We filed the Shelf S-3 under the Securities Act of 1933, as amended (the “Securities Act”) covering the common shares to be offered and sold by this prospectus supplement. This prospectus supplement does not contain all of the information included in the Shelf S-3, some of which is contained in exhibits to the Shelf S-3. We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, including the Shelf S-3 and the exhibits thereto, are available to the public through the Internet at the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, including Perpetua, that file electronically with the SEC. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found under our profile at www.sedarplus.ca.
We make available free of charge through our website (www.perpetuaresources.com) all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC or similar regulatory authorities in Canada. In addition to the reports filed or furnished with the SEC and the securities commissions or similar regulatory authorities in Canada, we publicly disclose information from time to time in our press releases, investor presentations posted on our website and at publicly accessible conferences. Such information, including information posted on or connected to our website or any other website, is not a part of, or incorporated by reference in, this prospectus supplement unless specifically so designated and filed with the SEC.
S-iii

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede information in this prospectus supplement and information previously filed with the SEC. Therefore, before you decide to invest in this offering, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and prior to completion of the offering of the common shares described in this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025 (our “Annual Report”);

•
The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2025;

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025 and for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025;

•
Our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, May 16, 2025, May 28, 2025, June 12, 2025, June 16, 2025, July 14, 2025, September 5, 2025, September 8, 2025, September 22, 2025, October 1, 2025 and October 21, 2025; and

•
The description of our securities filed as Exhibit 4.1 to our Annual Report.

You may obtain copies of any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. We will also provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:
Perpetua Resources Corp.
Attn: Investor Relations Manager
405 S. 8th Street, Ste 201
Boise, Idaho 83702
Telephone number: (208) 901-3060
S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act and “forward-looking information” within the meaning of applicable Canadian securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical or present facts, contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. These forward-looking statements include, but are not limited to, statements about:
•
the expected timing and completion of the offering and the Concurrent Private Placement;

•
the amount and proposed use of proceeds of the offering and the Concurrent Private Placement;

•
the Company’s ability to successfully implement and finance the Company’s Stibnite Gold Project (the “Project” or “Stibnite Gold Project”) and the occurrence of the expected benefits from the Project, including creation of jobs and environmental benefits and its ability to achieve the results indicated in the updated cash flow model for the Project released in February 2025 (the “Financial Update”);

•
the impact on the Company’s business, results of operations and financial condition of delays in obtaining or failure to obtain required permits and other governmental approvals, the legal challenges by third parties to any such permits or governmental approvals, or the ability of the Company to comply with the terms and requirements of such permits and other governmental approvals;

•
the Company’s ability to successfully secure financing from the Export-Import Bank of the United States (“EXIM”) or other sources on acceptable terms, or at all, including the review process and potential outcome of the Company’s EXIM financing application; the amount of potential debt financing available to the Company; the eligibility of the Project for funding under the Make More in America (“MMIA”) initiative and China and Transformational Exports Program (“CTEP”); expected timing of, and benefits to the Project of, securing such financing from EXIM or other sources;

•
the Company’s ability to meet expectations regarding its financial resources and future prospects;

•
the Company’s ability to successfully satisfy any conditions to financing sources on expected timelines, if at all, and the amount and timing of any such financing;

•
the intended environmental and other outcomes of the South Fork Salmon Water Quality Enhancement Fund (the “Fund”) related to the Nez Perce Tribe’s Clean Water Act (“CWA”) lawsuit, and the outcome of good faith discussions between the Company and the Nez Perce Tribe with respect to future permitting and activities at the Project;

•
regulatory and legal changes, requirements for additional capital, requirements for additional water rights and the potential effect of proposed notices of environmental conditions relating to mineral claims;

•
the accuracy of analyses and other information based on expectations of future performance and planned work programs;

S-v

•
the accuracy of the assumptions, qualifications and limitations of the results of the Financial Update and the economic results and sensitivity analysis of the variables included therein;

•
possible events, conditions or financial performance that are based on assumptions about future economic conditions and courses of action;

•
assumptions and analysis underlying our mineral reserve estimates and plans for mineral resource exploration and development;

•
the likelihood of successful mining operations or the profitable production of minerals and precious metals;

•
the Company’s history of losses and expectation of future losses;

•
the Company’s limited property portfolio and potential challenges related to the Company’s title to its mineral properties;

•
timing, costs and potential success of future activities on the Company’s properties, including but not limited to development and construction costs, as well as operating costs in the event that a production decision is made, and the Company’s ability to achieve production at the Project if constructed;

•
potential results of exploration, development and environmental protection, reclamation and remediation activities, including activities relating to construction and operation of the Stibnite Gold Project and legacy conditions in the Stibnite Mining District cause by historic mining activities by operators before the Company;

•
future outlook and goals;

•
current or future legal challenges, proceedings, litigation (including the lawsuits challenging the approvals of the Stibnite Gold Project issued by various federal agencies and the securities class action lawsuit) or environmental liability, including derivative claims and litigation challenging the validity of the permits and approvals issued with respect to the Project;

•
global economic, political and social conditions and financial markets, including any potential regulatory or policy changes, proposed legislation, the imposition or increase in tariffs, changes in existing trade agreements and relations, inflationary pressures, elevated interest rates and any shutdowns of the U.S. federal government;

•
changes in gold and antimony commodity prices;

•
our ability to implement our strategic plan and to maintain and manage growth effectively;

•
our reliance on outside consultants for critical services;

•
risks related to our largest shareholder and other significant shareholders;

•
loss of key executives or inability to hire or retain key executives or employees to support the construction, permitting and operational activities;

•
high levels of competition within the mining industry;

•
equipment, labor, materials and services required for construction and operation of the Project, including the Company’s ability to obtain supplies and equipment when needed and at expected prices;

•
labor shortages and disruptions;

•
cyber-attacks and other security breaches of our information and technology systems; and

•
other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report, as supplemented by our Quarterly Reports on Form 10-Q.

Statements concerning mineral resource and mineral reserve estimates may also be deemed to constitute forward-looking information to the extent that such statements involve estimates of the mineralization that may be encountered if a property is developed.
With respect to forward-looking information contained or incorporated by reference herein, the Company has applied several material factors or assumptions including, but not limited to, assumptions that
S-vi

the EXIM financing application will be reviewed and approved within the expected timeframe at the amount equal to or higher than the amount indicated in the related letter of intent and preliminary, non-binding indicative financing term sheet received from EXIM as part of a Preliminary Project Letter (“PPL”); that the Company will be able to satisfy the conditions to obtain a funding commitment from EXIM and to receive committed funds when needed; that the Company’s proposed financing package will be sufficient to finance permitting, pre-construction and construction of the Project or that the Company will be able to secure alternate financing if necessary; that the Company will be able to maintain compliance with covenants contained in its financing agreements or that may be contained in future financing agreements; that the Company will be able to satisfy additional bonding or financial assurance requirements in the future; that no pending or future litigation will result in the loss of any permits or material delay to the Project schedule or a material increase to Project costs; that the current exploration, development, environmental and other objectives concerning the Project can be achieved and that the Company’s other corporate activities will proceed as expected; that general business and economic conditions will not change in a materially adverse manner and that permitting, construction and operations costs will not materially increase; that certain assumptions as to production rates, operating costs, recovery and metal costs will prove to be accurate; that any additional financing needed will be available when needed on reasonable terms; that all requisite information will be available in a timely manner; that the current price and demand for gold, antimony and other metals will be sustained or will improve; that the Company will satisfy or will continue to satisfy the requirements of applicable federal and state law and the requirements of various governmental approvals; that the Company or applicable governmental agencies will be able to successfully defend against any challenges to governmental approvals for the planned exploration, construction, development, operation and environmental protection activities on the Project; and that the continuity of economic and political conditions and operations of the Company will be sustained.
These risks are not exhaustive. Because of these risks and other uncertainties, our actual results, performance or achievement, or industry results, may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our Annual Report on Form 10-K, as supplemented by our Quarterly Report on Form 10-Q, and discussed elsewhere in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein or therein. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.
S-vii

SUMMARY
The following summary highlights information contained elsewhere in this prospectus supplement or the documents incorporated by reference herein. This summary is not complete and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated by reference herein or therein, carefully, including the “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” sections of this prospectus supplement, and “Risk Factors” in our Annual Report on Form 10-K, as such risk factors may be amended, updated or modified periodically in our Quarterly Reports on Form 10-Q that we file with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated herein by reference.
Overview
We are a development-stage company engaged in acquiring mining properties with the intention of exploring, evaluating and placing them into production, if warranted. Currently, our principal business is the exploration and redevelopment, restoration and operation of the Stibnite Gold Project. The Stibnite Gold Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and a critical mined source of antimony in the United States. The Project has an estimated reserve of 4.8 million gold ounces and annual production profile of approximately 300,000 ounces over a 15-year life. With an estimated reserve of 148 million pounds of antimony, the Project is also a national strategic asset. Antimony trisulfide from Stibnite is the only known domestic reserve of antimony that can meet U.S. defense needs for many small arms, munitions, and missile types. As discussed further below, we are currently focused on early works construction activities at the Project, as well as taking early steps to secure commercial downstream antimony processing.
Recent Developments
Breaking Ground on the Stibnite Gold Project — In September, the United States Forest Service (“USFS”) delivered to the Company a conditional Notice to Proceed (the “NTP”), recognizing that the Company has satisfied the requirements of the Record of Decision (“ROD”) published by the USFS in February 2025 necessary to commence Project construction and stating that the Project may begin construction conditioned only upon posting the required financial assurance for the Project. In advance of issuing the NTP, the USFS, Idaho Department of Lands (“IDL”) and U.S. Army Corps of Engineers (“USACE”) entered into an agreement establishing the required aggregate financial assurance for construction activities subject to the regulatory approvals issued by those agencies (and the Idaho Department of Environmental Quality (“IDEQ”)) and creating procedures for joint administration of this financial assurance. Subsequently, on October 21, 2025, we announced that we broke ground on early works construction for the Stibnite Gold Project after posting the required joint construction phase financial assurance and receiving notice from the USFS that the requirements of the ROD necessary to start construction had been satisfied, the Plan of Operations for the Project had been signed, and the Project could enter construction subject to the conditions and limitations set forth in the USFS notice. The Company also received notice from the IDL confirming that the approved construction phase financial assurance had been posted and the Company may commence construction on the Project, subject to the conditions and limitations set forth in the IDL notice.
Financial Assurance — In connection with the approvals and notices of the USFS, IDL and USACE referenced above, the Company posted a reclamation surety bond in the approximate amount of $139 million to satisfy its aggregate obligations to provide joint construction phase financial assurance to the USFS, USACE, IDL and IDEQ as required by regulatory authorizations from these agencies, including the USFS ROD for the Project and the IDL’s approval of the reclamation plan and permanent closure plan for the Project. The Company also posted approximately $4 million in financial assurance via a letter of credit in favor of the USACE to satisfy separate financial assurance requirements for off-site mitigation under the Clean Water Act Section 404 permit. Also, pursuant to approvals from the Idaho Department of Water Resources (“IDWR”), the Company is negotiating a letter of credit in the approximate amount of $16 million to satisfy a separate financial assurance requirement of that agency relating to its approval of the first stage of the dam for the tailings storage facility (“TSF”).

To facilitate satisfaction of these construction phase financial assurance requirements, in October 2025 we entered into multiple related financial agreements consisting of the above-mentioned surety bond and a related indemnity agreement with the surety provider; a credit facility and standby letter of credit in favor of the surety provider; and additional arrangements to support letters of credit in favor of the USACE and, when needed, IDWR for the separate financial assurance requirements (collectively, the “current financial assurance package”). The terms and conditions of the current financial assurance package with the surety provider require us to, among other things, maintain at least $200 million in aggregate collateral, cash and marketable securities, satisfy other collateral maintenance requirements and maintain compliance with reporting requirements and certain other covenants. The agreements with the bank providing the letters of credit also have customary credit facility requirements. We expect to replace the current financial assurance package with other non-cash financial assurance arrangements prior to or in connection with finalizing the full financing package for the Project. However, there can be no assurance that we will be able to replace the current financial assurance package on acceptable terms and on the anticipated timeline, or at all. Additionally, our future reclamation costs, whether in the construction phase or operations phase of the Project, may exceed the financial assurances we then have posted, which may require additional financial assurance to be provided to federal and state agencies, and those additional assurances may ultimately be unavailable to us. See “Risk Factors — “Mine closure and reclamation regulations and certain permits required to construct and operate mines include requirements that we provide financial assurance supporting our future reclamation obligations. The costs of providing financial assurance could significantly increase and we might not be able to provide financial assurance in the future.”
EXIM Debt Financing — As previously disclosed, in April 2024 EXIM extended a non-binding LOI to the Company for potential debt financing of up to $1.8 billion through EXIM’s MMIA initiative and the CTEP. On May 23, 2025, the Company announced that it had submitted its formal application to EXIM for potential debt financing of up to $2.0 billion. The increase in the application amount to $2 billion reflects the increase in the estimated number of job-years indicated by the Financial Update and basic engineering work completed in the first quarter of 2025. On September 8, 2025, the Company announced that it received a preliminary, non-binding indicative financing term sheet from EXIM, as part of a Preliminary Project Letter (“PPL”) conveying EXIM’s initial due diligence findings to the Company. Along with the preliminary indicative term sheet, the PPL provides a summary of EXIM’s initial due diligence findings of the Project to date. The Company continues to work with EXIM to advance the project through the next stages of EXIM’s due diligence and loan application process. The Company currently anticipates final consideration from the EXIM board of directors by the spring of 2026. A funding commitment, if any, is conditional upon successfully completing the due diligence and underwriting process, and, if approved, may not be for the full amount indicated in the LOI or the PPL. If the due diligence process is successful, the Company anticipates closing the debt financing in 2026. The Company is also in discussions with certain other government agencies regarding the possibility of securing additional debt facilities to fund any cost overruns that may be incurred in connection with the development and construction of the Project; however, there is no assurance that such discussions will result in any financing commitments. See “Risk Factors — The issuance of a final financing commitment from EXIM is subject to EXIM’s underwriting criteria, authorization process, finalization and satisfaction of terms and conditions, and the amount and timing of such funding, if any, is uncertain and subject to conditions outside the Company’s control.”
Early Project Construction Activities — In connection with breaking ground on the Stibnite Gold Project and moving into the initial construction phase for the Project, the Company has issued a request for proposal (“RFP”) to assess the technical and economic feasibility of multiple emerging potential off-site processing facilities from third parties to secure antimony for domestic uses. The RFP review process will evaluate companies on potential production capacity, capitalization, reliability, environmental track record, creditworthiness, production readiness, and the ability to meet end users’ product requirements and market needs, among other factors. The Company intends to make a final selection in the fourth quarter of 2025, subject to due diligence review. In August 2025, the Company’s wholly owned subsidiary, Perpetua Resources Idaho, Inc. (“PRII”), also entered into a worker housing camp supply and installation agreement (the “ATCO Agreement”) with ATCO Structures & Logistics (USA) Inc. for the design, construction and installation of a 1,010 person turnkey camp accommodation and site package for the Project for a contract price of $131.7 million. Pursuant to the terms of the ATCO Agreement and certain stipulations, which the Company voluntarily entered into in connection with the lawsuits challenging the USFS ROD in exchange for the plaintiffs’ commitments not to seek a preliminary injunction, the on-site work relating to the worker housing camp through February 1, 2026 will be limited to preparation of the camp area (e.g., grading, installation of drainage and erosion controls) and supporting maintenance and improvement activities of certain roads. The ATCO Agreement includes standard provisions allowing for equitable adjustments to such contract price, including in connection with certain tax events, scope modifications, or demobilization exclusions at PRII’s election, and also includes customary indemnification, limitation of liability, insurance, reporting, and dispute resolution provisions.
Equity Offerings
Preceding Private Placement — On October 27, 2025, the Company announced that it entered into agreements to raise $255 million in equity investments from Agnico Eagle Mines Limited (“Agnico”) and JPMorgan Chase Funding Inc. (“JPMorgan”) through private placements of common shares and warrants to purchase common shares (together, the “Preceding Private Placement”) in reliance on an exemption from the registration requirements of the Securities Act.
Pursuant to a subscription agreement between the Company and Agnico (the “Agnico Subscription Agreement”), Agnico agreed to purchase 7,725,321 common shares for an aggregate purchase price of $180 million. Agnico also received warrants to purchase up to an additional 2,861,229 common shares priced at 35%, 50% and 65% premiums to the price of the common shares included in the Preceding Private Placement and over one, two and three year periods following closing, respectively, for potential proceeds of up to $100 million if all warrants are exercised. Additionally, pursuant to a separate subscription agreement between the Company and JPMorgan (the “JPMorgan Subscription Agreement and, together with the Agnico Subscription Agreement, the “Subscription Agreements”), JPMorgan agreed to purchase 3,218,884 common shares for an aggregate purchase price of $75 million. JPMorgan also received warrants to purchase up to 1,192,179 common shares priced at 35%, 50% and 65% premiums to the price of the common shares included in the Preceding Private Placement and over one, two and three year periods following closing, respectively, for potential proceeds of $42 million if all warrants are exercised. The Preceding Private Placement was priced at $23.30 per common share, being the closing price of the Company’s common stock on Nasdaq on October 24, 2025, and closed on October 28, 2025. After giving effect to the issuance of an aggregate of 10,944,205 common shares to Agnico and JPMorgan and assuming the full exercise of the warrants issued to Agnico and JPMorgan, Agnico and JPMorgan would own approximately 8.6% and 3.6%, respectively, of the Company’s issued and outstanding common shares.
In connection with the closing of the Preceding Private Placement on October 28, 2025, the Company entered into separate Investor Rights Agreements with each of Agnico and JPMorgan (such Investor Rights Agreements being referred to herein as the “Agnico IRA” and the “JPMorgan IRA,” respectively). Pursuant to the Agnico IRA, among other things, so long as Agnico Eagle retains at least a 1.5% stake in the Company, Agnico will have the right to participate in equity offerings conducted by the Company (including this offering) to retain its pro rata equity ownership or reach beneficial ownership of up to 9.99% of the Company’s common shares. Similarly, pursuant to the JPMorgan IRA, among other things, for so long as JPMorgan retains at least a 1.5% stake in the Company, JPMorgan will have the right to participate pro rata in equity offerings conducted by the Company (including this offering).
The Company plans to use the proceeds of the Preceding Private Placement, together with cash on hand and anticipated EXIM project financing, for development of the Stibnite Gold Project, exploration activities, working capital costs and general corporate purposes. As part of the investment, Agnico and Perpetua have agreed to form a joint technical and exploration advisory committee, building on Agnico’s project expertise, performance, and values to help advance the Project. The Private Placement is expected to close on or about October 28, 2025, subject to customary closing conditions. The closing of the Private Placement is not contingent upon completion of this offering, and this offering is not contingent upon the consummation of the Private Placement.
July 2025 Over-Allotment Exercise — In connection with the Company’s June 2025 registered offering of common shares, the Company entered into an amended and restated underwriting agreement, pursuant to which the Company granted the underwriters for that offering an option to purchase up to an additional 3,693,300 shares within 30 days of the offering, which the underwriters exercised in full subsequent to quarter end on July 10, 2025 (the “July Over-Allotment Exercise”). The sale of the option shares closed on July 14,

2025. Proceeds received from the sale of common shares pursuant to the option were approximately $46.8 million, which is net of offering costs of approximately $2.0 million.
CFO Succession — On October 1, 2025, the Company announced that Jessica Largent notified the Company’s Board of Directors of her intent to step down from her role as Chief Financial Officer and as a member of the Board of Directors of the Company, effective October 1, 2025, and to retire on January 2, 2026, having served in key financial roles to shepherd the Stibnite Gold Project through permitting and early financing. Effective October 1, 2025, the Board of Directors appointed Mark Murchison to succeed Ms. Largent as Chief Financial Officer. Mark Murchison joins the Company with over 25 years of experience in metals and mining, including seven years as Chief Financial Officer of Alacer Gold (“Alacer”), 12 years in various financial leadership roles at Rio Tinto and, most recently, US Vanadium, a private vanadium producer based in Arkansas, where he served as Chief Financial Officer and Secretary since 2022. Mr. Murchison has significant experience in capital project management, including raising project finance and managing capital allocation and a significant mine expansion project during his tenure at Alacer.
Legal Proceedings — On August 29, 2025 the Nez Perce Tribe filed a lawsuit against the USFS, United States Department of Agriculture (“USDA”), and other federal agencies in the United States District Court for the District of Idaho the challenging the USFS ROD and other approvals by the USFS and other federal agencies in connection with the Stibnite Gold Project and alleging violations of the National Environmental Policy Act (“NEPA”) and other federal statutes, regulations, rules, and requirements in the regulatory review and approval process in of the Project. Among other remedies, the Tribe seeks to vacate the USFS ROD, the Final Environmental Impact, Final Biological Opinions, and other approvals and to enjoin any further implementation of the Project. PRII filed a motion to intervene in this lawsuit, which was granted by the District Court on September 4, 2025. A scheduling order has not been entered in this case.
The U.S. District Court on October 2, 2025 issued a general order staying all civil cases listed in order due to the partial shutdown of the federal government over appropriations for the government (the “October Order”). The list included both this above-mentioned lawsuit filed by the Nez Perce Tribe and the lawsuit filed against USFS, USDA, and other federal agencies on February 18, 2025 by a number of claimants, including Save the South Fork Salmon and the Idaho Conservation League, also alleging violations of NEPA and other federal statutes, regulations, rules, and requirements in the regulatory review and approval process in connection with the Stibnite Gold Project. This stay does not affect the validity of the USFS ROD or any of the other approvals challenged in the either of these lawsuits in connection with the Stibnite Gold Project, and all such approvals remain in effect.
Before the District Court entered its October Order in the two lawsuits challenging the USFS ROD, the Company entered into voluntary stipulations with the plaintiffs in both cases that place certain restrictions on the construction of the Stibnite Gold Project until February 1, 2026. In exchange for the Company’s commitments to these restrictions, the plaintiffs in each case agreed not to seek a preliminary injunction against development of the Project in conformance with the stipulations during the restriction period until February 1, 2026. These stipulations were filed with the District Court before the October Order was entered.
The Idaho Board of Environmental Quality (“Board”) on May 27, 2025 released its final order upholding the air permit to construct (“PTC”) issued by the IDEQ in June 2022 and denying certain petitioners’ appeal from various administrative proceedings with respect to the PTC. The Board on June 27, 2025 denied the petitioners’ motion for reconsideration. Thereafter, the petitioners filed a petition for judicial review in the Idaho state district court for the County of Ada against the Board and IDEQ seeking to set aside the PTC as violative of applicable law and challenging the decisions of the Board upholding the PTC. IDEQ and the Board thereafter moved to dismiss the complaint on procedural grounds, and the court denied that motion and allowed the petitioners to amend their petition. The petitioners’ amended petition, which names the Company as well as IDEQ and the Board as defendants, was served on the Company on or about September 23, 2025. A scheduling order has not been entered by the court regarding the amended petition.
Concurrent Private Placement
Pursuant to the Investor Rights Agreement, dated October 28, 2025 (the “Agnico IRA”), between us and Agnico Eagle Mines Limited (“Agnico”), Agnico has the right to participate pro rata in any equity offering by us. As of the date hereof, Agnico beneficially owns 8.7% of the common stock of the company (after giving effect to exercise of Agnico’s warrants). Agnico has indicated that it intends to exercise its participation right with respect to this offering in a concurrent private placement at the public offering price of this offering and on the same terms as the other purchasers in this offering (the “Concurrent Private Placement”). However, because indications of interest are not binding agreements or commitments to purchase, Agnico may determine to purchase fewer shares than it indicated an intention in purchasing or not to purchase any shares in this offering. Participation in full would result in the issuance of       common shares for proceeds to the company of $     . We anticipate using any proceeds of the Concurrent Private Placement for the same purposes as the public offering. The sale of such shares will be made in reliance on an exemption from the registration requirements of the Securities Act. The consummation of the Concurrent Private Placement is subject to customary closing conditions, including the completion of this offering, but this offering is not contingent upon the consummation of the Concurrent Private Placement. We cannot assure you that the Concurrent Private Placement will be completed.
Corporate Information
We were incorporated under the Business Corporations Act (British Columbia) on February 22, 2011 under the name “Midas Gold Corp.” We changed our name to “Perpetua Resources Corp.” on February 15 2021. Our headquarters are located at Suite 201 — 405 South 8th Street, Boise, Idaho 83702, and our telephone number is (208) 901-3060. Our website address is www.perpetuaresources.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Perpetua, the Perpetua logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Perpetua. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

THE OFFERING
Issuer
Perpetua Resources Corp.
Common Shares Offered by Us
          common shares.
Issue Price
$      per common share.
Common Shares Outstanding After the Offering

          common shares.
Concurrent Private Placement
Substantially concurrently with the offering, we intend to complete the Concurrent Private Placement of             common shares at a price equal to the public offering price for gross proceeds of approximately $       with Agnico. See “Summary — Concurrent Private Placement” and “Concurrent Private Placement” for a description of the Concurrent Private Placement.
After giving effect to the offering and the Concurrent Private Placement,           common shares would be outstanding.
Use of Proceeds
We intend to use the net proceeds from this offering to fund the construction and development of the Stibnite Gold Project, working capital costs in excess of the Project capital costs, continuing exploration and development activities, restoration and reclamation work, and for general corporate purposes. See “Use of Proceeds” on page S-18 of this prospectus supplement.
Risk Factors
Before deciding to invest in our common shares, you should carefully review “Risk Factors” beginning on page S-7 of this prospectus supplement, the “Risk Factors” sections in our Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein as well as “Risk Factors” in this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Lock-up
We, our directors and executive officers and Paulson have entered into lock-up agreements with the underwriters which, subject to limited exceptions, restrict us and such persons from engaging in certain transactions in our securities until the termination of applicable lock-up periods. See “Underwriting” for further discussion.
Nasdaq and TSX Ticker Symbol
“PPTA”

RISK FACTORS
Investing in our common shares involves a high degree of risk. Please see the risks described below in addition to the risk factors included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and in our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of our common shares. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the common shares. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in our Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common shares.
Risks Related to This Offering
You may lose some or all of your investment in the Company.
An investment in the common shares is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We currently intend to use the net proceeds from this offering, together with the proceeds of the Concurrent Private Placement, as part of our comprehensive financing package to fund the construction and development of the Stibnite Gold Project, working capital costs in excess of the Project capital costs, continuing exploration and development activities, restoration and reclamation work, and for general corporate purposes, as further described in “Use of Proceeds” on page S-18. We will have broad discretion in the timing and allocation of proceeds towards construction, exploration, development, and other activities to advance the Project and the application of the net proceeds in the category of general corporate purposes, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Depending on the outcome of the financing decision and the development, exploration, and construction processes for the Project and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our shareholders.
You may experience future dilution as a result of future equity offerings or if we issue shares subject to options, warrants, stock awards or other arrangements.
In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per common share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing shareholders. The sale of additional common shares or other securities convertible into or exchangeable for common shares would dilute all of our shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may also adversely affect prevailing market prices for the common shares. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the common shares.
The trading price for the Company’s securities is volatile.
The market prices for the securities of mining companies, including the Company, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. In addition, because of the nature of the Company’s business, certain factors such as the Company’s announcements and the public’s reaction, operating performance and the performance of competitors and other similar companies, fluctuations in the market prices of the Company’s resources, government regulations, changes in estimates or recommendations by research analysts who track the Company’s securities or securities of other companies in the resource sector, general market conditions, announcements relating to litigation, the arrival or departure of key personnel and the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements” can have an adverse impact on the market price of the common shares.
Any negative change in the public’s perception of our prospects could cause the price of our securities, including the price of the common shares, to decrease dramatically. Furthermore, any negative change in the public’s perception of the prospects of mining companies in general could depress the price of our securities, including the price of the common shares, regardless of the Company’s results. Following significant declines in the market price of securities, securities class-action litigation is often instituted. For example, after significant decline in market price of the Company’s securities in February 2025, a putative federal class action lawsuit was filed in the United States District Court for the District of Idaho against the Company and certain of its current officers and directors, on behalf of a proposed class of purchasers of the Company’s common shares during the period from April 17, 2024 to February 13, 2025. The Company believes that the claim is without merit and filed a motion to dismiss the plaintiffs’ amended complaint on September 30, 2025. This lawsuit or other litigation of this type, if instituted, could result in substantial costs and a diversion of the Company’s management’s attention and resources.
The market price of the common shares may be affected by many other variables which are not directly related to our success and are, therefore, not within our control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the common shares and the attractiveness of alternative investments.
Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.
The Company cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the common shares. Sales of a substantial number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities.
We cannot predict the effect that future sales of our common shares would have on the market price of our common shares. The price of the common shares could be affected by possible sales of the common shares by hedging or arbitrage trading activity. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per share.
We have no history of paying dividends, do not expect to pay dividends in the immediate future and may never pay dividends.
Since incorporation, neither the Company nor any of our subsidiaries have paid any cash or other dividends on its common shares, and we do not expect to pay such dividends in the foreseeable future, as all available funds will be invested primarily to finance its mineral exploration programs.
Our largest shareholder has significant influence on us and may also affect the market price and liquidity of our securities.
Paulson holds in the aggregate 30.1% of the outstanding shares in Perpetua as of October 21, 2025. After giving effect to the Preceding Private Placement and the Concurrent Private Placement, Paulson will hold     %, Agnico will hold    % and JPMorgan will hold    % of the outstanding common shares of the Company (without giving effect to exercise of any Warrants). Accordingly, Paulson will continue to have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, and the sale of all or substantially all of our assets and other significant corporate actions. The concentration of ownership of the common shares by

Paulson may: (i) delay or deter a change of control of the Company; (ii) deprive shareholders of an opportunity to receive a premium for their common shares as part of a sale of the Company; and (iii) affect the market price and liquidity of the common shares. Pursuant to the terms of the Amended and Restated Investor Rights Agreement dated March 17, 2020 between Paulson, Idaho Gold Resources Company, LLC (wholly-owned subsidiary of the Company) and the Company (the “Paulson IRA”), Paulson has the right to designate two Board members so long as Paulson holds not less than 20% of our common shares and the right to designate one Board member so long as Paulson holds not less than 10% of our common shares. Marcelo Kim and Andrew Cole are Paulson’s nominees to the Board and Marcelo Kim was appointed Chairman of our Board in March of 2020.
As long as Paulson maintains its shareholdings in the Company, Paulson will have significant influence in determining the members of the Board. Without the consent of Paulson, we could be prevented from entering into transactions that are otherwise beneficial to us. The interests of Paulson may differ from or be adverse to the interests of our other shareholders. The effect of these rights and Paulson’s influence may impact the price that investors are willing to pay for our shares. If Paulson or its affiliates sell a substantial number of our common shares in the public market, the market price of the common shares could fall. The perception among the public that these sales will occur could also contribute to a decline in the market price of our common shares.
Additionally, under the terms of the Paulson IRA, the Agnico IRA and the JPMorgan IRA, Paulson, Agnico and JPMorgan have the right to participate pro rata in any equity offering by the Company, subject to certain exceptions. Paulson and JPMorgan have waived their respective participation rights with respect to this offering. As disclosed in this prospectus supplement, Agnico has indicated that it intends to exercise its participation right with respect to this offering. See “Summary — Concurrent Private Placement” and “Concurrent Private Placement” for a description of the Concurrent Private Placement.
Risks Related to Our Business
We do not currently have sufficient funds or committed financing necessary to fund the estimated capital cost of the Project, and we may be unable to raise the necessary funds. Financing that we enter into to fund the Project may subject us to restrictive covenants, significant debt service costs or otherwise affect the value of the Project.
On October 21, 2025, we announced that we broke ground on the Stibnite Gold Project after posting construction phase financial assurance for the Project as required by the agreement among the USFS, USACE and IDL and receiving clearance from those agencies to commence construction subject to the terms stated in those clearances. According to the Financial Update, as of December 31, 2024, the total initial capital cost estimate for the Project was approximately $2,215 million, excluding debt service and other financing costs.
We do not currently have sufficient funds or committed financing to fund the estimated capital cost of the Project and our ability to obtain sufficient funds or committed financing on acceptable terms, or at all, may be impacted by various factors, including, but not limited to, market conditions or commodity pricing; unfavorable interest rates; regulatory uncertainty; the incurrence of additional debt, which may be subject to certain restrictive covenants; and permitting delays, challenges to our existing permits, ability to post financial assurance for operations following completion of construction or other unforeseen issues relating to our existing or future permits. The cost and terms of such financing, if obtained, may significantly reduce the expected benefits from development of the Project and/or render such development uneconomic, including by imposing restrictive covenants; limiting our ability to control certain property or development decisions as a result of our entry into joint ventures or other similar arrangements; the loss of certain economic benefits of our property as a result of our entry into royalty or similar agreements; or dilution to existing shareholders resulting from additional equity financing.
As part of our previously announced, comprehensive financing package, in May 2025 we submitted a formal loan application to EXIM for debt financing in the amount of $2.0 billion to finance construction of the Project and received a preliminary, non-binding indicative financing term sheet in September. However, there can be no assurance that our application will be granted or that, if granted, any funding provided by EXIM will be sufficient for us to construct the Project. See “— The issuance of a final financing commitment from U.S. EXIM is subject to U.S. EXIM’s underwriting criteria, authorization process, finalization and satisfaction of terms and conditions, and the amount and timing of such funding, if any, is uncertain and subject to conditions outside the Company’s control.”. If our financing application is not approved or, if approved, such financing is not sufficient for us to construct the Project, we may need to incur debt from other financing sources to fund the estimated capital cost of the Project. The terms of any potential debt financing may impose operating and financial restrictions on us and our subsidiaries, which may limit our ability to respond to changing business and economic conditions. For example, any such debt financing may contain restrictive covenants that limit our ability to incur additional indebtedness, make particular types of investments, incur certain types of liens, engage in fundamental corporate changes, enter into transactions with affiliates, make substantial asset sales, make certain restricted payments, enter into amendments or waivers to certain agreements, conduct certain sale leasebacks or enter into certain burdensome agreements. These covenants could adversely affect our ability to finance our future operations or capital needs or to execute preferred business strategies. In addition, complying with these covenants may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.
Our failure to obtain sufficient financing could result in the delay or indefinite postponement of development, construction, or production at the Project. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be favorable. Our failure to obtain financing could have a material adverse effect on our growth strategy and results of operations and financial condition.
The issuance of a final financing commitment from EXIM is subject to EXIM’s underwriting criteria, authorization process, completion of due diligence and loan documentation, finalization and satisfaction of terms and conditions, and the amount and timing of such funding, if any, is uncertain and subject to conditions outside the Company’s control.
On April 8, 2024, the Company announced that it received a non-binding and conditional LOI from EXIM for potential debt financing of up to $1.8 billion through EXIM’s MMIA initiative and the CTEP. On May 23, 2025, the Company announced that it had submitted its formal application to EXIM the for potential debt financing of up to $2.0 billion. More recently, on September 8, 2025, the Company announced that it received a preliminary, non-binding indicative financing term sheet from EXIM, as part of a PPL conveying EXIM’s initial due diligence findings to the Company. The LOI, PPL and indicative term sheet are non-binding and conditional and do not represent a financing commitment. A funding commitment, if any, is conditional upon successfully completing the due diligence and underwriting process, which may not be completed on the expected timeline, or at all. If the Company’s application is approved, there can be no assurance that the EXIM financing will be for the full amount indicated in the LOI or the increased amount requested in the application, or that the approved EXIM financing will be sufficient for the Company to construct the Project. Further, release of funding under any such commitment would be subject to the satisfaction of certain conditions and covenants by the Company. There can be no assurance that the Company will be able to successfully satisfy any or all of such conditions on the expected timeline, or at all, and the amount and timing of such funding, if any, is uncertain and subject to conditions outside the Company’s control.
The application review process is controlled by EXIM and is subject to the procedures, priorities and staffing of the agency, including in connection with any shutdowns of the federal government. As a result, the Company’s application may not be reviewed or processed on the Company’s preferred or expected timeline, and funds may not be available when needed to commence construction. Furthermore, EXIM funding is subject to the priorities of the federal government, which may result in changes to the amount, timing or conditions of funding. Even if approved, the terms of any EXIM funding may not be on acceptable terms or may be subject to conditions that the Company is unable to satisfy. If the Company is unable to secure EXIM financing, it may be unsuccessful in obtaining other project financing when needed or to commence construction on the Project.
We require various permits to complete construction and commence operation of the Project and continue any future operations, and delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on us.
We have received all federal and state permits needed to advance the Project into the initial construction phase, and in October 2025 we received confirmation from the USFS, IDL and USACE that we satisfied the remaining conditions under such permits to commence such initial construction. However, our current and anticipated future operations, including further development and construction activities and commencement of operations on the Project, require additional authorizations from various federal, state and local governmental authorities in the United States that we will need to obtain in the future. For example, the Company’s current construction plans include certain activities for which financial assurance must be posted with the IDWR. The financial assurance instrument proposed by the Company remains under review by the IDWR. Also, in addition to providing construction phase financial assurance in favor of federal and state agencies to satisfy the requirements of applicable federal and state law and the requirements of various governmental approvals, it is expected that additional financial assurance in favor of federal and state agencies in respect of Project operations after construction is completed will be required by the relevant agencies when the Company moves from the construction phase to the operations phase of the Project. Further, certain additional permits, beyond those necessary to initiate construction, will be required from federal and state agencies as part of the Company’s full construction plan. There can be no assurance that such regulatory authorizations will be obtainable on reasonable terms, when expected or at all. Furthermore, permitting requirements can be costly to comply with and involve extended timelines. Permitting delays, failure to obtain such permits, or a failure to comply with the terms of any United States federal, state or local permits that we have obtained or successful legal challenges to the issuance of permits we have obtained, could have a material adverse impact on us.
Although the Project was included on the United States’ FAST-41 list of priority projects, such inclusion may be reconsidered based on updated information and does not imply endorsement of or support for the Project by the federal government, or create a presumption that the Project will receive any required outstanding regulatory approvals or favorably reviewed by any agency, or receive federal funding.
The duration and success of efforts to obtain, maintain, and renew permits are contingent upon many variables not within our control. Shortage of qualified and experienced personnel in the various levels of government could result in delays or inefficiencies. Backlog within the permitting agencies could affect the permitting timeline of the various projects. Other factors that could affect the permitting timeline include (i) the number of other large-scale projects currently in a more advanced stage of development which could slow down the review process, (ii) significant public response regarding the Project or any future projects the Company undertakes, and (iii) the initiation and disposition of legal proceedings challenging the Project or any regulatory approvals required for it. Additionally, to the extent that we are granted necessary permits, we will may be subject to a number of Project requirements or conditions, including, but not limited, to the installation or undertaking of programs to protect air and water quality and to safeguard protected species and their habitat, sites, or otherwise limit the impacts of our operations. Various permits will require the Company to provide bonding or other financial assurance to federal and state agencies to assure the Company complies with Project requirements, including requirements relating to reclamation of disturbances or impacts to the environment caused by the Project. Previously obtained permits may be suspended or revoked for a variety of reasons. While we strive to obtain and comply with all necessary permits and approvals, any failure to do so may have negative impacts upon our business or financial condition, such as increased delays, curtailment of our operations, increased costs, implementation of mitigation or remediation requirements, the potential for litigation or regulatory action, and damage to our reputation.
Mine closure and reclamation regulations and certain permits required to construct and operate mines include requirements that we provide financial assurance supporting our future reclamation obligations. The costs of providing financial assurance could significantly increase and we might not be able to provide financial assurance in the future.
We are required by United States federal and state laws and regulations to reclaim our mining properties. The specific requirements may change and vary among jurisdictions, but they are similar in that they aim to minimize long term effects of exploration and mining disturbance by requiring the control of pollutants and other possible deleterious substances, re-establishment to some degree of pre-disturbance land forms and vegetation, and restoration of natural resources. The Company’s approved mine plans also include certain commitments to address legacy conditions at the Project site created by historical mining operations of other mining companies and to restore to some degree natural and environmental resources to conditions existing before those historical mining operations. Such commitments in the approved mine plans are included within the Company’s financial assurance obligations. We are currently required, and may in the future be subject to additional requirements, to provide bonding or other financial assurance as security for reclamation costs, which may exceed our estimates for such costs. In addition, we may enter into various financial agreements to satisfy financial assurance requirements, and the terms of such agreements may impose certain restrictions on us or require us to post cash collateral. For example, we posted a reclamation surety bond in the approximate amount of $139 million in construction phase financial assurance in order to satisfy joint requirements of USFS, IDL, USACE, and IDEQ under applicable federal and state law prior to commencing construction of the Project. The Company also posted approximately $4 million in financial assurance via a letter of credit in favor of the USACE to satisfy separate financial assurance requirements for off-site mitigation under the Clean Water Act Section 404 permit. Also, pursuant to approvals from the IDWR, the Company is negotiating a letter of credit in the approximate amount of $16 million to satisfy a separate financial assurance of that agency. To facilitate satisfaction of these construction phase financial assurance requirements, in October 2025 we entered into multiple related financial agreements consisting of the above-mentioned surety bond and a related indemnity agreement with the surety provider; a credit facility and a standby letter of credit in favor of the surety provider; and additional arrangements to support letters of credit in favor of the USACE and, when needed, IDWR for the separate financial assurance requirements The terms and conditions of the current financial assurance package with the surety provider require us to, among other things, maintain at least $200 million in aggregate collateral, cash and marketable securities, satisfy other collateral maintenance requirements and maintain compliance with reporting requirements and certain other covenants. The agreements with the bank providing the letters of credit also have customary credit facility requirements. Compliance with the collateral maintenance requirements of the current financial assurance package may strain our financial resources or otherwise reduce liquidity that would otherwise be available for other uses and, therefore, may have an adverse impact on our financial condition. Furthermore, a claim on the surety bond or a breach of our covenants in favor of the surety provider under or our failure to fulfill our obligations under the related indemnity agreement entitles the surety to demand collateral up to 125% of the aggregate penal sum of all outstanding bonds, plus associated costs and expenses. Similarly, a breach of our covenants or other obligations under the credit facility supporting the lenders of credit constituting an event of default enables the bank to accelerate repayment and enforce collateral rights. Any such collateral demand or acceleration would adversely affect our financial condition and may have the effect of delaying the progress of development of the Project.
We expect to replace the current financial assurance package with other non-cash financial assurance arrangements prior to or in connection with finalizing the full financing package for the Project. However, there can be no assurance that we will be able to replace the current financial assurance package on acceptable terms and on the anticipated timeline, or at all. Additionally, our future reclamation costs, whether in the construction phase or operations phase of the Project, may exceed the financial assurances we post, which may require additional financial assurance to be provided to federal and state agencies, and those assurances may ultimately be unavailable to us.
We have no history of commercially producing precious metals from our mineral properties and there can be no assurance that we will successfully establish mining operations or profitably produce precious metals.
We have only recently commenced construction of the Project, and we have no ongoing mining operations or revenue from mining operations. Mineral development and mine construction have a high degree of risk and few properties that are explored are ultimately developed into producing mines. The successful development of the Project will require obtaining committed financing, the completion of a multi-year construction process and operation of mining areas, processing facilities and related infrastructure, as well as ongoing compliance with and maintenance of federal, local and state permits and financial assurance requirements. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises, including, among others:
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The need to obtain and maintain environmental and other governmental approvals and permits, the timing and conditions of those approvals and permits, and challenges, including litigation, to the issuance of such approvals and permits;

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The need to maintain financial assurance in favor of federal and state agencies required under applicable statutes, regulations and permits for the construction phase of the Project and to obtain additional financial assurance for the operations phase of the Project;

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The potential that future exploration and development of mineral claims on or near the Project site may be impacted by litigation and/or consent decrees entered into by previous owners of mineral rights;

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The availability and cost of funds necessary to finance construction and development activities;

•
The timing and cost, which can be considerable, of the construction of mining and processing facilities, as well as other related infrastructure;

•
Opposition from Native American tribes, non-governmental organizations, environmental groups or local groups, including the initiation of legal proceedings in courts or before administrative bodies, which may delay or prevent permitting, development, exploration, construction and operation activities;

•
Potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies, services, and foreign exchange rates;

•
The availability and cost of skilled labor and mining equipment; and

•
The availability and cost of appropriate smelting and/or refining arrangements.

The costs, timing and complexities of mine construction and development are increased by the remote location of the Project, with additional challenges related thereto, including access, water and power supply, and other support infrastructure. The lack of availability of such infrastructure on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay further development of the Project. Cost estimates have in the past and may in the future increase significantly as more detailed engineering work and studies are completed and as construction activities progress. We do not have an operating history upon which we can base estimates of future operating costs; thus, actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that any current or future development activities will result in profitable mining operations. New mining operations commonly experience unexpected costs, problems and delays during development, construction, and mine start-up. In addition, delays in the commencement of mineral production often occur. Furthermore, a significant drop in commodity prices over a sustained period of time could render the Project not economically viable or limit our ability to maintain operations. Accordingly, there are no assurances that our activities will result in profitable mining operations, that we will successfully establish mining operations, or that we will profitably produce precious metals at the Project.
In addition, there is no assurance that our mineral exploration activities will result in any discoveries of new ore bodies. If further mineralization is discovered, there is also no assurance that the commercial production of the mineralized material would be economical. Discovery of mineral deposits is dependent upon a number of factors and significantly influenced by the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit is also dependent upon a number of factors which are beyond our control, including the attributes of the deposit, commodity prices, government policies and regulation, and environmental protection requirements.
Construction of mine facilities is subject to all of the risks inherent in construction and start-up, including delays and costs of construction in excess of our projections.
Construction of mine facilities is inherently risky and subject to many risks, many of which are beyond our control, that could delay or prevent the completion of, or significantly increase the costs of construction of, the Stibnite Gold Project, including:
•
Design, engineering, procurement and construction difficulties or delays, including unusual or unexpected geologic formations and conditions;

•
Availability of materials, equipment and labor;

•
Cost overruns, including due to inflation or tariffs;

•
Our failure or delay in obtaining necessary legal, regulatory and other approvals and permits;

•
Failure to obtain or delays in obtaining project construction financing;

•
Interruptions in the supply of the necessary equipment, construction materials or labor, or an increase in their price;

•
Injuries to persons and property;

•
Opposition of local and or non-governmental-organization interests, including litigation and/or contested administrative proceedings; and

•
Natural disasters, inclement weather, accidents, political unrest, or unforeseen events.

If any of the foregoing events or other unforeseen events were to occur, our financial condition could be adversely affected and we may be required to seek additional capital, which may not be available on commercially acceptable terms, or at all. If we are unable to complete construction of the Project, we may not be able to recover any costs already incurred. Even if construction of the Project is completed on the expected timeline, the costs could significantly exceed our expectations and result in a materially adverse effect on our business, results of operations, financial condition, and cash flows.
Our operations, including permits, currently are and in the future may be subject to legal challenges, which could result in adverse impacts to our business and financial condition.
Our mining, exploration, and development operations, including Project construction and operations and the regulatory authorizations required for such activities, may be subject to legal challenges at the international, federal, state, and local level by various parties. Such legal challenges may allege non-compliance with laws and regulations by regulatory agencies or the Company and may seek to invalidate permits or regulatory actions regarding the Project or future projects undertaken by the Company. For example, on February 18, 2025, following the USFS’ publication of its ROD and FEIS authorizing the Project, subject to conditions such as approval of the mine plan of operations and other plans and posting of required financial assurance, claims were filed in the U.S. District Court for the District of Idaho against the USFS and other federal agencies by a number of claimants. The claims allege, among other things, violations of NEPA and other federal laws in the regulatory process and seeks to vacate key governmental permits and Project approvals and enjoin any further implementation of the Project. On August 29, 2025, the Nez Perce Tribe filed similar claims against the USFS and other federal agencies in the U.S. District Court for the District of Idaho challenging the USFS ROD and other federal authorizations relating to the Project. The Court has granted PRII’s motion to intervene in both lawsuits. Other legal challenges in federal or state judicial or legal proceedings have been instituted, including a lawsuit in Idaho state court appealing from the issuance of an air permit to the Company for the Project by the IDEQ and a state administrative contested case proceeding challenging the IDEQ’s Clean Water Act Section 401 water quality certification. While the Company believes the federal and state regulatory processes in respect of the Project have been conducted thoroughly and completely by the relevant regulatory agencies, there can be no assurance that the USFS ROD, FEIS and other Project approvals will be upheld upon administrative or judicial review or that such proceedings will be resolved in a timely manner. Also, timing with respect to the decisions in these legal challenges is uncertain.
Additionally, our Project is located in a mining district with significant impacts from legacy mining operations of other mine operators prior to our acquisition of legal interests in certain properties. Pursuant to CERCLA and other statutes, there is a risk that we may be subject to liability and remediation responsibilities with respect to these sites under applicable law, consent decrees or similar agreements. The Company is currently party to an Administrative Settlement and Order on Consent (“ASAOC”) with the U.S. Environmental Protection Agency and U.S. Department of Agriculture issued pursuant to CERCLA. In the ASAOC, the Company agreed voluntarily to undertake specified response actions under an approved scope of work with respect to certain impacts from legacy mining operations. The response actions performed to date by the Company do not address all legacy conditions at the Project site, and it is uncertain whether the Company and the federal agencies will agree on additional scopes of work and if not, what, if any, regulatory or legal actions may be taken by the federal agencies. Also, the Company is subject to certain restrictions on the use of the Project mine site under the ASAOC and certain other consent decrees and agreements previously entered into by third parties and governmental authorities related to legacy ming impacts at the Project site.
Lawsuits and legal challenges to governmental permits and Project approvals, such as those described above and in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q, as well as legal proceedings or administrative challenges that may be brought in the future, may result in adverse impacts to our planned operations such as increased defense costs (to the extent we are a party to such challenges), the performance of additional mitigation and remedial activities, loss or modification permits for the Project, significant delays to our Project or increases to the construction or operating costs of the Project. We may also be subject to national or more localized opposition, including efforts by environmental groups, which could attract negative publicity or have an adverse impact on our reputation. Additionally, due to the nature of our business and our status as a publicly traded company, we may be subject to regulatory investigations, claims, lawsuits and other proceedings, including proceedings related to claims brought pursuant to federal securities laws, in the ordinary course of our business. See “— The trading price for the Company’s securities is volatile.” The results of these or other legal proceedings that may arise cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business.
We depend on key personnel for critical management decisions and to manage our business effectively.
We are dependent on the services of a relatively small number of key personnel, including our Chief Executive Officer, Chief Financial Officer and other highly skilled and experienced executives and personnel focused on managing our interests and the advancement of the Stibnite Gold Project, in addition to the identification of new opportunities for growth and funding. The loss of any of these key personnel, through incapacity, resignation or otherwise, and the process of onboarding and integration of replacement personnel could divert management’s attention, disrupt or otherwise compromise the pace and success of our construction and development activities or otherwise have an adverse effect on our operations.
Additionally, to successfully develop and construct the Project, we will need to significantly expand our team of employees and operational and support staff and hire additional contractors, and it may be difficult to attract or retain individuals with the appropriate background and expertise in a timely manner and without incurring significant additional costs. The expansion of our team may also have the effect of diverting management’s attention. If we are not able to hire, retain and integrate these new team members or if they do not perform adequately, our business may be harmed.
A prolonged United States federal government shutdown could materially and adversely affect our business and operations.
Any disruption in the operations of the United States federal government, including the current shutdown resulting from the failure of Congress to enact appropriations bills, could materially and adversely affect our business, operations and financial condition. The current federal government shutdown has resulted, and may continue for a prolonged period of time to result, in the furlough of federal employees, reduced availability of government services, and suspension or delay of activities by key agencies that regulate, provide services to or otherwise interact with our business, including the SEC, USFS, EXIM, the Bureau of Land Management and the U.S. Department of Labor’s Mine and Safety Health Administration (the “MSHA”). During this period, review and approval of our filings, applications, and submissions could be delayed, and we may be unable to access or rely upon certain government data or systems. In particular, it may lead to disruptions and delays in completing early construction activities. Additionally, it could delay or disrupt EXIM’s ongoing review of our loan application and the timing of any final funding commitment that may be issued if our application is approved, which could in turn impact our broader plans for financing construction and development activities of the Project. Furthermore, the current shutdown affects the federal courts, which has resulted in certain delays to date, and could cause future delays, with respect to the administration of the legal proceedings pending in the U.S. District Court in Idaho that challenge various federal approvals of the Project. Delays in the administration of the pending legal proceedings in federal court delay the final disposition of those cases, which in turn could delay or disrupt implementation of the Project.
In addition, the federal government shutdown may adversely affect the broader U.S. economy, investor confidence, and capital markets. Such conditions could negatively impact the liquidity or trading volume of our securities, which in turn could have a material adverse effect on our business, results of operations, and stock price. Accordingly, the current and any future federal government shutdown, lapse in federal funding or protracted budget impasse could materially and adversely affect our operations, financing capabilities and overall financial condition.

For as long as we are an “emerging growth company,” or a “smaller reporting company” we have not been required to comply with certain reporting requirements that apply to some other public companies. Once we no longer qualify as an emerging growth company and a smaller reporting company, our regulatory compliance costs and the demands placed upon our management are expected to increase.
Since we became a reporting issuer in the United States, we have been an “emerging growth company” and a “smaller reporting company” as defined under U.S. securities reporting rules and, as such, we were exempt from certain disclosure requirements applicable to other public companies that are not emerging growth companies or smaller reporting companies. Based on our market capitalization and public float as of June 30, 2025, we expect to lose our smaller reporting company status in the first quarter of 2026 and our emerging growth company status as of December 31, 2026. Therefore, once we lose our status as an emerging growth company and a smaller reporting company and after the expiration of the transition period available to issuers who have lost such status, we will no longer be able to take advantage of the reduced disclosure requirements currently available to us. Specifically, starting in 2027 we will be required to, among other things:
•
Have an auditor report on our internal control over financial reporting pursuant to Sarbanes-Oxley;

•
Comply with any new or revised financial accounting standards without an extended transition period;

•
Provide expanded disclosure in our SEC filings, including, among other things, providing three, rather than two, years of audited financial statements in annual reports;

•
Include more detailed compensation discussion and analysis in our filings under the Exchange Act; and

•
Hold a non-binding stockholder advisory vote on executive compensation and stockholder approval of any “golden parachute” payments not previously approved.

In connection with the expected loss of our emerging growth company and smaller reporting company status, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with expanded disclosure requirements and the requirements of Section 404 of the Sarbanes-Oxley Act. If an independent assessment of our internal controls detects material weaknesses, or if we are unable to assert that our internal controls over financial reporting are effective, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected, and we could become subject to litigation or investigations by Nasdaq, SEC or other regulatory authorities, which could require additional financial and management resources and could have a material adverse effect on our business, financial condition, and results of operations.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of June 30, 2025, on an:
•
actual basis;

•
as adjusted to give effect to (i) the July Over-Allotment Exercise, and (ii) the Preceding Private Placement; and

•
as further adjusted to give effect to this offering and the Concurrent Private Placement.

This table should be read together with our historical financial statements and the accompanying notes incorporated by reference into this prospectus supplement and the accompanying base prospectus.
	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$425,375	$726,176	$
Liabilities:
Current Liabilities
Trade and other payables	$5,220	$5,220		$5,220
Lease liabilities	66	66		66
CWA settlement payable	1,000	1,000		1,000
Non-Current Liabilities
CWA settlement payable	2,000	2,000		2,000
Total Liabilities	$8,286	$8,286		$8,286
Equity:
Common shares(1)	$1,089,215	1,390,016
Additional paid-in capital	29,941	29,941
Accumulated deficit	(609,412)	(609,412)
Total Shareholders’ Equity	$509,744	$810,545	$
Total Capitalization	$509,744	$810,545	$

(1)
Value attributable to the warrants issued in the Preceding Private Placement has not been determined and therefore, the full equity value attributable to the Preceding Private Placement has been included.

USE OF PROCEEDS
The Company estimates the net proceeds from this offering and the Concurrent Private Placement will be approximately $      million, after deducting the underwriting discount and estimated expenses payable by the Company in this offering.
We intend to use the net proceeds from this offering, together with the proceeds of the Concurrent Private Placement, to fund the construction and development of the Stibnite Gold Project, working capital costs in excess of the Project capital costs, continuing exploration and development activities, restoration and reclamation work, and for general corporate purposes.
This expected use of our net proceeds from this offering and the Concurrent Private Placement represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.
Pending the uses described above, we plan to invest the net proceeds from this offering in short and intermediate term, interest bearing obligations, investment grade institutions, certificates of deposit or direct guaranteed obligations of the U.S. government.

UNDERWRITING
We are offering common shares described in this prospectus supplement through a number of underwriters. BMO Capital Markets Corp. (the “Representative”) is acting as representative of the underwriters named below (collectively, the “underwriters”). Subject to the terms and conditions of an underwriting agreement dated the date hereof (the “underwriting agreement”), we will agree to sell to the underwriters, and each underwriter will severally agree to purchase, the number of common shares listed next to its name in the following table:
Name	Number of common shares
BMO Capital Markets Corp.
National Bank Financial Inc.
RBC Capital Markets, LLC.
Total
The underwriters are committed to purchase all the common shares offered by us if they purchase any common shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters are purchasing the common shares at a price of $        per common share. The underwriters initially propose to offer the common shares to the public at the offering price listed on the cover of this prospectus supplement. After the initial offering of the common shares, the applicable offering price and other selling terms may from time to time be varied by the underwriters at any time and without notice. The difference between the price at which the underwriters purchase the common shares and the price at which the underwriters resell such common shares may be deemed underwriting compensation. Pursuant to the underwriting agreement, the underwriters also have the right to arrange for a portion of the common shares to be purchased by substituted purchasers in certain Canadian selling jurisdictions pursuant to a private placement in compliance with Canadian securities laws.
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      . We have also agreed to reimburse the filing fees for filings required to be made with the Financial Industry Regulatory Authority, Inc., under state blue sky laws and under any of the Canadian Regulatory Authorities and the reasonable fees relating to such filings of counsel for the underwriters up to a maximum of $        (exclusive of taxes and disbursements).
We, our directors and executive officers and Paulson have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we, for a period of 90 days after the date of this prospectus supplement, and each of these persons, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC or any prospectus under Canadian securities laws in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any of our common shares or any other securities that are substantially similar to our common shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common shares or any other securities that are substantially similar to our common shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), subject to limited exceptions, including, (x) issuing common shares to Agnico in connection with the Concurrent Private Placement, and (y) with the prior written consent of the Representative, issuing common shares or any security convertible into or exercisable or exchangeable into common shares in connection with joint ventures or other strategic corporate transactions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and civil liabilities under Canadian securities legislation.
Our common shares are listed on the TSX and the Nasdaq under the symbol “PPTA”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling of common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids. This means that if the Representative purchases common shares in the open market in stabilizing transactions or to cover short sales, the Representative can require the underwriters that sold those common shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the any stock exchange on which our common shares are listed, in the over-the-counter market or otherwise.
A prospectus supplement in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.
The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of Section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) has been published or is intended to be published in respect of the common shares. This document is issued on a confidential basis to “qualified investors” (within the meaning of Section 86(7) of FSMA) in the United Kingdom, and the common shares may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to Section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received in connection with the issue or sale of the common shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which Section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (the “FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a United Kingdom relevant person should not act or rely on this document or any of its contents.
Canada
The securities may be sold to purchasers in Canada on a private placement basis only and in accordance with the prospectus exemptions under National Instrument 45-106 Prospectus Exemptions. Any resale of the securities in Canada must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us or our securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of our securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our securities.
Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre, or DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of sale of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:
•
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

•
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

•
securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Bermuda
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non- Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
British Virgin Islands
The securities are not being, and may not be offered to the public, or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The Company may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
China
This prospectus supplement will not be circulated or distributed in the PRC and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Korea
The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The securities have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Taiwan
The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.
South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted)), or the South African Companies Act, is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1) (a) the offer, transfer, sale, renunciation or delivery is to:
(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)
the South African Public Investment Corporation;

(iii)
persons or entities regulated by the Reserve Bank of South Africa;

(iv)
authorized financial service providers under South African law;

(v)
financial institutions recognised as such under South African law;

(vi)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)
any combination of the person in (i) to (vi); or

Section 96 (1) (b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

CONCURRENT PRIVATE PLACEMENT
Pursuant to the Agnico IRA, Agnico has the right to participate pro rata in any equity offering by us. As of the date hereof, Agnico beneficially owns 8.7% of the common stock of the company (after giving effect to exercise of Agnico’s warrants). Agnico has indicated that it intends to exercise its participation right with respect to this offering in a concurrent private placement at the public offering price of this offering and on the same terms as the other purchasers in this offering (the “Concurrent Private Placement”). However, because indications of interest are not binding agreements or commitments to purchase, Agnico may determine to purchase fewer shares than it has indicated an intention in purchasing or not to purchase any shares in this offering. Participation in full would result in the issuance of          common shares for proceeds to the company of $          . We anticipate using any proceeds of the Concurrent Private Placement for the same purposes as the public offering. The sale of such shares will be made in reliance on an exemption from the registration requirements of the Securities Act. The consummation of the Concurrent Private Placement is subject to customary closing conditions, including the completion of this offering, but this offering is not contingent upon the consummation of the Concurrent Private Placement. We cannot assure you that the Concurrent Private Placement will be completed. See “Summary — Concurrent Private Placement” for additional information. We cannot assure you that the Concurrent Private Placement will be completed.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a general summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares for U.S. Holders and Non-U.S. Holders (each as defined below) that acquire our common shares pursuant to this prospectus supplement. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated under the Code (the “Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This summary is not binding on the Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary assumes that our common shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).
This summary does not address U.S. federal income tax consequences to holders subject to special rules, including holders that (i) are banks, financial institutions or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers or traders in securities or currencies; (iv) are tax-exempt organizations or governmental organizations; (v) hold our common shares as part of hedges, straddles, constructive sales, conversion transactions or other integrated investments; (vi) have a functional currency other than the U.S. dollar; (vii) own or have owned directly, indirectly or constructively more than 5% or more of our common shares; (viii) are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; (ix) are partnerships or other pass-through entities for U.S. federal income tax purposes; (x) are tax-qualified retirement plans; (xi) are “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all the interests of which are held by a qualified foreign pension fund); (xii) are traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes; (xiii) acquired our common shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan or (xiv) are certain former citizens or long-term residents of the United States. In addition, this summary does not address any U.S. federal estate, gift or other non-income tax, or any state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of our common shares, or the impact of the U.S. federal alternative minimum tax or the U.S. Medicare contribution tax on net investment income. This summary also does not address any tax considerations applicable to holders that acquire common shares pursuant to the Concurrent Private Placement.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and on the activities of the partner and the partnership. A person that is a partner of an entity or an arrangement treated as a partnership for U.S. federal income tax purposes where such entity or arrangement holds our common shares should consult its own tax advisor.
THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.
Tax Classification of the Company as a U.S. Domestic Corporation
The Company is classified as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.

Generally, the Company is subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and is required to file a U.S. federal income tax return annually with the IRS. The Company is also subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that our common shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes.
U.S. Holders
This section is addressed to U.S. Holders that acquire our common shares pursuant to this offering. As used herein, “U.S. Holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any political subdivision thereof, including any state thereof and the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
Distributions
The Company does not anticipate paying distributions to holders of our common shares in the foreseeable future. However, if the Company decides to make any such distributions, such distributions (including the amount of any Canadian tax withheld with respect to such distributions) will be taxable as dividend income when paid to the extent of the Company’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to our common shares exceeds the Company’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common shares, and thereafter as capital gain, which will be long-term capital gain if the U.S. Holder has held our common shares at the time of the distribution for more than one year. Distributions on our common shares constituting dividend income paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction, subject to various limitations. Distributions on our common shares constituting dividend income paid to U.S. Holders that are individuals may qualify for the reduced rates applicable to qualified dividend income.
Sale, Exchange, Redemption or Other Disposition
A U.S. Holder generally will recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution) or other disposition of our common shares equal to the difference between the amount realized upon the sale, exchange, redemption or other disposition and the U.S. Holder’s adjusted tax basis in such shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares exceeds one year at the time of the sale, exchange, redemption or other disposition. Long-term capital gains of non-corporate U.S. Holders are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.
Foreign Tax Credit Limitations
Because it is anticipated that the Company will be subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to distributions paid on our common shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, by virtue of the U.S. source character of a dividend paid by the Company and the U.S. foreign tax credit limitation, a foreign tax credit may be unavailable for any Canadian tax paid on distributions received from the Company. Similarly, to the extent a sale, exchange, redemption or other disposition of our common shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, if our common shares constitute taxable Canadian property within the meaning of the Tax Act (as defined below)), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder should be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the United States-Canada income tax treaty is not entirely clear. Each U.S. Holder should consult its own tax advisor regarding these rules.
Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange, redemption or other disposition of our common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder that converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders that use the accrual method of tax accounting. A U.S. Holder that recognizes foreign currency exchange loss with respect to our common shares would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the applicable Treasury Regulations. For individuals and trusts, this loss threshold is $50,000 in any single year. For other types of taxpayers, the thresholds are higher. U.S. Holders should consult their own tax advisors regarding the rules concerning foreign currency exchange gain or loss.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale, exchange, redemption other disposition of our common shares to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on our common shares and to certain payments of the proceeds from the sale, exchange, redemption or other disposition of our common shares, unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.
Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder that is required to furnish information but does not do so in the proper manner.
Non-U.S. Holders
This section is addressed to Non-U.S. Holders that acquire our common shares pursuant to this offering. As used herein, “Non-U.S. Holder” means any beneficial owner of our common shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Distributions
The Company does not anticipate paying distributions to holders of our common shares in the foreseeable future. However, subject to the discussions under “Information Reporting and Backup Withholding” below and under “FATCA” below, distributions treated as dividends (as described above under “U.S. Holders — Distributions”) paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) to the applicable withholding agent, certifying qualification for the lower treaty rate), unless the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and the Non-U.S. Holder furnishes a valid IRS Form W-8ECI (or other applicable documentation) to the applicable withholding agent. A Non-U.S. Holder that does not timely furnish the required documentation for a reduced treaty rate, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty. If the Company is a USRPHC (as defined below) and does not qualify for the Regularly Traded Exception (as defined below), distributions that constitute a return of the Non-U.S. Holder’s investment will be subject to withholding unless an application for a withholding certificate is filed with the IRS to reduce or eliminate such withholding.
Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) generally will be exempt from the withholding tax described above, and instead will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates and, if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year (subject to any exemption or lower rate as may be specified by an applicable income tax treaty).
Sale, Exchange, Redemption or Other Disposition
Subject to the discussions below under “— Information Reporting and Backup Withholding”, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption or other disposition of our common shares unless:
•
the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption or other disposition and certain other requirements are met;

•
the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder); or

•
our common shares constitute United States real property interests (“USRPIs”) by reason of the Company’s status as a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the sale, exchange, redemption or other disposition and (ii) the Non-U.S. Holder’s holding period for the common shares (the “Relevant Period”), and, in the case where our common shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, actually or constructively, more than 5% of our common shares during the Relevant Period.

Gain described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Gain described in the second bullet point above will be subject to U.S. federal income tax on the net gain from the sale, exchange, redemption or other disposition at regular graduated U.S. federal income tax rates and, if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year (subject to any exemption or lower rate as may be specified by an applicable income tax treaty).

With respect to the third bullet point above, the Company believes it currently is, and anticipates remaining, a USRPHC. Because the determination of whether the Company is a USRPHC depends on the fair market value of the Company’s USRPIs relative to the fair market value of the Company’s non-U.S. real property interests and other business assets, there can be no assurance the Company currently is a USRPHC or will remain one in the future. Even if the Company is or were to become a USRPHC, gain arising from the sale, exchange, redemption or other disposition by a Non-U.S. Holder of our common shares will not be subject to U.S. federal income tax if our common shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (the “Regularly Traded Exception”), and such Non-U.S. Holder has owned, actually and constructively, 5% or less of our common shares during the Relevant Period. If the Regularly Traded Exception is not satisfied, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business (as described in the preceding paragraph), and a 15% withholding tax generally would apply to the gross proceeds from the sale, exchange, redemption or other disposition of our common shares. A Non-U.S. Holder that has owned, actually or constructively, more than 5% of our common shares during the Relevant Period will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business (as described in the preceding paragraph), even if the Regularly Traded Exception is satisfied.
Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC and potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common shares paid to Non-U.S. Holders, regardless of whether any tax was actually withheld. In addition, proceeds from the sale, exchange, redemption or other disposition of our common shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from a sale, exchange, redemption or other disposition of our common shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on “withholdable payments” (as defined in the Code), including dividends on our common shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
While withholdable payments would have originally included payments of gross proceeds from the sale, exchange, redemption or other disposition of our common shares, proposed Treasury Regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers generally may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common shares.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
Subject to the limitations and qualifications stated herein, the following summary is, as of the date of this prospectus supplement, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to an investor who acquires, as beneficial owner, a common share pursuant to the offering and who, for the purposes of the Tax Act and at all relevant times: (i) is not, and is not deemed to be, resident in Canada, (ii) does not use or hold (and is not deemed to use or hold) the common shares in carrying on a business in Canada (iii) deals at arm’s length with the Company and underwriters, (iv) is not “affiliated” (within the meaning of the Tax Act) with the Company, underwriters or any subsequent purchaser of common shares and (v) acquires and holds the common shares as capital property (a “Holder”). Generally, the common shares will be considered to be capital property to a Holder thereof provided that the Holder does not use or hold the common shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer carrying on business in Canada and elsewhere or is an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.
This summary is based upon the current provisions of the Tax Act and the regulations thereunder, counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) and all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”). This summary assumes that the Tax Proposals will be enacted as proposed; however, no assurance can be given that the Tax Proposals will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.
Currency Conversion
For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rate quoted by the Bank of Canada for the date such amounts arise or such other rate of exchange as is acceptable to the CRA.
Dividends
Dividends paid or credited or deemed to be paid or credited to a Holder by the Company on any common shares will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless such rate is reduced by the terms of an applicable income tax treaty or convention. For example, under the Canada-United States Tax Convention (1980), as amended (the “Canada-U.S. Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is resident in the United States for purposes of the Canada-U.S. Treaty, is the beneficial holder of the dividends, and is fully entitled to benefits under the Canada-U.S. Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares).
Dispositions of Common Shares
A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common share constitutes “taxable Canadian property” to the Holder for purposes of the Tax Act at the time of disposition, and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention.
Provided the common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and the Nasdaq), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60 month period immediately preceding the disposition of such common shares, as applicable, the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of shares of the Company were owned by one or any combination of (a) the Holder, (b) persons with whom the Holder did not deal at arm’s length, or (c) partnerships in which persons referred to in (a) or (b) hold a membership interest (directly or indirectly through one or more partnerships); and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option in respect of, an interest in, or for civil law a right in such properties, whether or not such property exists.
Even if a common share is “taxable Canadian property” to a Holder, such Holder may be exempt from tax under the Tax Act on the disposition of such common share by virtue of an applicable income tax treaty or convention.
A Holder’s whose common shares are taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

LEGAL MATTERS
Certain legal matters in connection with the offering will be passed upon by Cozen O’Connor LLP, Vancouver, British Columbia, with respect to Canadian legal matters. Hunton Andrews Kurth LLP, Dallas, Texas and Houston, Texas, represented the company with respect to U.S. legal matters. Skadden, Arps, Slate, Meagher & Flom LLP represented the underwriters with respect to U.S. legal matters.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The mineral resource and mineral reserve estimates and related information of the Company’s Stibnite Gold Project incorporated by reference herein are based upon analyses performed or overseen by the following Qualified Persons:
•
Richard Zimmerman, SME-RM and Art Ibrado, P.E. with M3 Engineering & Technology Corporation;

•
Garth Kirkham, P.Geo. with Kirkham Geosystems Ltd.;

•
Andrew Kelly, P.Eng. with Blue Coast Metallurgy Ltd.;

•
Grenvil Dunn, C.Eng. with Hydromet WA (Pty) Ltd.;

•
Chris Roos, P.E. and Scott Rosenthal P.E. with Value Consulting, Inc.;

•
Peter Kowalewski, P.E. with Tierra Group International, Ltd.; and

•
Christopher Dail, Exploration Manager for Perpetua Resources Idaho, Inc.

Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firms or individuals as experts in such matters.
Christopher Dail, C.P.G. is the Exploration Manager of the Company and serves as President and sole officer of Idaho Gold Resources Company, LLC, a wholly owned subsidiary of Perpetua. Mr. Dail has been granted stock options, restricted share units and performance share units of the Company in the course of his employment but these interests held by Mr. Dail in the Company has at all times represented less than 1% of the issued and outstanding common shares of the Company.

PROSPECTUS
Perpetua Resources Corp.
$500,000,000
COMMON SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RECEIPTS
UNITS
and
24,771,542 COMMON SHARES OFFERED BY THE SELLING SHAREHOLDERS

From time to time, in one or more offerings, we may offer and sell our common shares, no par value (“Common Shares”), preferred shares, debt securities, warrants, subscription receipts, and units. In addition, any selling shareholders named in a prospectus supplement may offer and sell, from time to time, up to 24,771,542 Common Shares held by them and covered by this prospectus. We will not receive any proceeds from the sale of Common Shares by the selling shareholders.
We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer these securities. The specific terms of any securities that we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is listed on The Nasdaq Capital Market (the “Nasdaq”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “PPTA.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves risk. Before you make an investment in our securities, you should read carefully this prospectus, the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors in the documents incorporated by reference into this prospectus and in any accompanying prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “Perpetua” refer to Perpetua Resources Corp.; and the term “securities” refers to collectively to securities registered hereunder or any combination thereof. In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement may contain “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and “forward-looking information” within the meaning of applicable Canadian securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical or present facts, contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. These forward-looking statements include, but are not limited to, statements about:
•
analyses and other information based on expectations of future performance and planned work programs;

•
possible events, conditions or financial performance that are based on assumptions about future economic conditions and courses of action;

•
assumptions and analysis underlying our mineral resource and mineral reserve estimates and plans for mineral resource exploration and development;

•
timing, costs and potential success of future activities on the Company’s properties, including but not limited to development and operating costs in the event that a production decision is made;

•
potential results of exploration, development and environmental protection and remediation activities;

•
future outlook and goals;

•
permitting timelines and requirements, regulatory and legal changes, requirements for additional capital, requirements for additional water rights and the potential effect of proposed notices of environmental conditions relating to mineral claims;

•
current or future litigation or environmental liability;

•
planned expenditures and budgets and the execution thereof, including the ability of the Company to discharge its liabilities as they become due;

•
access to capital for future exploration and development plans;

•
global economic, political and social conditions and financial markets;

•
changes in gold and antimony commodity prices;

•
our ability to implement our strategic plan and to maintain and manage growth effectively;

•
loss of our key executives;

•
labor shortages and disruptions;

•
cyber-attacks and other security breaches of our information and technology systems; and

•
other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by our Quarterly Reports on Form 10-Q.

Statements concerning mineral resource and mineral reserve estimates may also be deemed to constitute forward-looking information to the extent that such statements involve estimates of the mineralization that may be encountered if a property is developed.
These risks are not exhaustive. Because of these risks and other uncertainties, our actual results, performance or achievement, or industry results, may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
We are a development-stage company engaged in acquiring mining properties with the intention of exploring, evaluating and placing them into production, if warranted. Currently, our principal business is the exploration and, if warranted and subject to receipt of required permitting, redevelopment, restoration and operation of the Stibnite Gold Project in Idaho (the “Project” or “Stibnite Gold Project”). The Stibnite Gold Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and the only mined source of antimony in the United States. We are currently undertaking an extensive permitting process for redevelopment and restoration of the Project.
We were incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on February 22, 2011 under the name “Midas Gold Corp.” We changed our name to “Perpetua Resources Corp.” on February 15, 2021. Our headquarters are located at Suite 201 — 405 South 8th Street, Boise, Idaho 83702, and our telephone number is (208) 901-3060. Our website address is www.perpetuaresources.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. Certain specified reduced reporting and other regulatory requirements are available to public companies that are emerging growth companies. These provisions include:
•
an exemption from the auditor attestation requirement in the assessment of the effectiveness of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

•
an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

•
reduced disclosure about our executive compensation arrangements.

We will continue to be an emerging growth company until the earliest of:
•
the last day of our fiscal year in which we have total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1 million) or more;

•
the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act;

•
the date on which we have, during the prior three-year period, issued more than $1 billion in non-convertible debt; or

•
the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that is held by non-affiliates (or public float) exceeds $700 million as of the last day of our second fiscal quarter in our prior fiscal year.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public through the Internet at the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, including Perpetua, that file electronically with the SEC. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found under our profile at www.sedar.com.
We make available free of charge through our website (www.perpetuaresources.com) all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC or similar regulatory authorities in Canada. In addition to the reports filed or furnished with the SEC and the securities commissions or similar regulatory authorities in Canada, we publicly disclose information from time to time in our press releases, investor presentations posted on our website and at publicly accessible conferences. Such information, including information posted on or connected to our website or any other website, is not a part of, or incorporated by reference in, this prospectus unless specifically so designated and filed with the SEC or the securities commissions or similar regulatory authorities in Canada.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of the initial registration statement and prior to termination of the offering of the securities described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2021, including those portions of our definitive proxy statement on Schedule 14A, filed on April 11, 2022, incorporated by reference therein;

•
our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022;

•
our Current Reports on Form 8-K filed on January 3, 2022 (as amended by our Current Report on Form 8-K/A filed on June 8, 2022), February 22, 2022, March 29, 2022, April 1, 2022, May 27, 2022, August 31, 2022 and September 6, 2022; and

•
the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on January 20, 2021, Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and any other amendments or reports filed with the SEC for purposes of updating such description.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. We will also provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:
Perpetua Resources Corp.
Attn: Investor Relations Manager
405 S. 8th Street, Ste 201
Boise, Idaho 83702
Telephone number: (208) 901-3060

RISK FACTORS
An investment in our securities involves risks. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.” When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds of any offering of securities under a prospectus supplement will be used for general corporate purposes, including expenses relating to the permitting process, feasibility and technical studies and funding potential future acquisitions and project capital expenditures. More detailed information regarding the use of proceeds from a sale of securities will be included in the applicable prospectus supplement.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling shareholder.
CERTAIN INCOME TAX CONSIDERATIONS
Information regarding material U.S. and Canadian federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.
DESCRIPTION OF COMMON AND PREFERRED SHARES
The following summary describes our Common Shares and the material provisions of our Notice of Articles and Articles and of the BCBCA. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Articles, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, and to the applicable provisions of the BCBCA.
General
There are no special rights or restrictions attached to any of the Common Shares, which all rank equally as to all benefits which might accrue to the holders of Common Shares.
Authorized Share Capital
We are authorized to issue an unlimited number of Common Shares without par value. As of August 5, 2022, we have 62,987,859 Common Shares outstanding.
Voting Rights
Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company. At any general meeting, subject to the restrictions on joint registered owners of Common Shares, on a vote by show of hands every shareholder who is present in person or by proxy and entitled to vote has one vote and on a poll, every shareholder entitled to vote has one vote for each Common Share of which he, she or it is the registered owner and may exercise such vote either in person or by proxy. On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way. The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

Economic Rights
Dividends and Distributions.
Subject to the BCBCA, holders of Common Shares are entitled to receive dividends if, as and when declared by the board of directors of the Company (the “Board”) at its discretion from funds legally available therefor, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends.
Liquidation Rights.
Subject to the BCBCA, in the event of our liquidation, dissolution, or winding-up, holders of Common Shares are entitled to receive a pro rata share of our assets available for distribution to the shareholders after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to liquidation.
Conversion.
Holders of Common Shares have no conversion rights.
Pre-emptive Rights.
Paulson & Co. Inc. (“Paulson”) is entitled to the right of first opportunity to provide any equity financing required by us pursuant to the Amended and Restated Investor Rights Agreement between Midas Gold Corp., Idaho Gold Resources Company, LLC and Paulson & Co. Inc., dated March 17, 2020 (the “Paulson Investor Rights Agreement”) so long as Paulson owns in the aggregate 10% or more of the issued and outstanding Common Shares.
Participation Rights.
So long as Paulson owns at least 10% or more of the issued and outstanding Common Shares, Paulson has the right to participate in any future issuances of debt or equity securities of the Company to maintain its pro rata interest in the Company.
Subscription Rights.
Holders of Common Shares have no subscription rights.
Redemption Provisions.
There are no redemption provisions applicable to our Common Shares.
Sinking Fund Provisions.
There are no sinking fund provisions applicable to our Common Shares.
Preferred Shares
We currently have no outstanding preferred shares. We are authorized to issue an unlimited number of first preferred shares without par value, and an unlimited number of second preferred shares without par value. If we were to register and issue preferred shares, such preferred shares would rank senior to the Common Shares with respect to the payment of dividends and the distribution of assets on a liquidation, dissolution or winding up of the Company.
Shareholder Approval; Vote on Extraordinary Corporate Transactions
Under the BCBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated companies), continuances to another jurisdiction and sales, leases or exchanges of all, or substantially all, of the property of a company (other than in the ordinary course of business), and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court), are required to be approved by a “special resolution” of shareholders.
A “special resolution” is a resolution (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution, or (ii) signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve an extraordinary corporate action is required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.
Approval Rights
Under the Paulson Investor Rights Agreement, so long as Paulson owns 20% or more of the outstanding Common Shares, without the prior written approval of Paulson and subject to certain exceptions, the Company shall not, and shall not permit any subsidiary to: (a) voluntarily delist from any stock exchange where its securities are listed; (b) incur any indebtedness or guarantee any indebtedness; or (c) incur any lien, claim or security interest on assets of the Company or any subsidiary including royalty agreements, streaming agreements or long-term offtake agreements.
Amendments to the Governing Documents
Under the BCBCA, the type of resolution required to be passed in order to authorize amendments to the notice of articles and/or articles of a company is determined as follows:
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the type of resolution specified by the BCBCA; or

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if not specified by the BCBCA, the type of resolution specified by the company’s articles; or

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if neither (i) nor (ii) apply, a special resolution.

If the proposed amendment would affect a particular class of shares in certain specified ways, the holders of shares of that class are entitled to vote separately as a class on the proposed amendment, whether or not the shares otherwise carry the right to vote.
A company may alter its articles to specify or change the majority of votes that is required to pass a special resolution, which majority must be at least 2/3 and not more than 3/4 of the votes cast on the resolution, if the shareholders resolve, by a special resolution, to make the alteration. A company may also alter its articles to specify or change the majority of votes that is required for shareholders holding shares of a class or series of shares to pass a special separate resolution, which majority must be at least 2/3 and not more than 3/4 of the votes cast on the resolution, if (a) the shareholders resolve, by a special resolution, to make the alteration, and (b) shareholders holding shares of that class or series of shares consent by a special separate resolution of those shareholders.
There are no restrictions in the BCBCA on when the Company’s Articles can be altered. There is a general rule at common law that an alteration to the articles must be bona fide and in the best interests of the company as a whole. Where a shareholder alleges there has been, or is proposed to be, an alteration to the articles that is unfairly prejudicial to one or more of the shareholders, including the applicant, the applicant may be able to claim unfair prejudice. If the articles are being altered by the directors, the directors have similar duties to act honestly and in good faith with a view to the best interests of the company. Where the directors propose to alter or have altered the articles in a manner that a shareholder claims to be oppressive to one or more of the shareholders, the oppression/unfair prejudice remedies in the BCBCA may apply.
Quorum of Shareholders
The BCBCA provides that the quorum for the transaction of business at a meeting of shareholders of a company is the quorum established by the articles, or, if no quorum is established by the articles, two shareholders entitled to vote at the meeting whether present personally or by proxy.
Our Articles provide that the presence, in person or by proxy, of two or more shareholders representing at least 33 1∕3% of the outstanding Common Shares on the record date entitled to be voted will constitute a quorum for the transaction of business at any meeting of shareholders.

Calling Meetings
The BCBCA requires that a company must hold its first annual general meeting not more than 18 months after the date on which it was recognized and subsequent annual general meetings must be held at least once in each calendar year and not more than 15 months after the annual reference date (which generally means that date of the last preceding annual general meeting).
General meetings of shareholders held between annual general meetings to consider matters other than those specifically required by the BCBCA or the Articles to be dealt with at an annual general meeting are commonly referred to as extraordinary general meetings. An extraordinary general meeting of shareholders may be called at any time for the transaction of any business the general nature of which is specified in the notice calling the meeting.
The shareholders (as defined in the BCBCA) of not less than 5% of the issued shares of a company that carry the right to vote at a meeting sought to be held may requisition the directors to call a general meeting of shareholders for the purposes stated in the requisition. In order to have standing to requisition a general meeting, a requisitionist must be entered on the securities register of the company as the registered owner of voting shares. If a general meeting is properly requisitioned, the directors must call a general meeting to transact the business specified in the requisition, to be held within four months after the date the requisition is received by the company.
General meetings must be held in British Columbia unless (a) a location outside British Columbia is provided for in the articles; (b) the articles do not restrict the company from approving a location outside British Columbia for holding a general meeting and a location outside British Columbia is (i) approved by the resolution required by the articles for that purpose; or (ii) if no resolution is required by the articles for that purpose, approved by an ordinary resolution; or (iii) the location for the meeting is approved in writing by the registrar before the meeting is held.
Our Articles provide that general meetings may be held outside British Columbia if that location is approved either by a resolution of the directors or in writing by the registrar before the meeting is held.
If the general meeting is a partially electronic meeting, as contemplated by the BCBCA, these requirements apply to the location where persons attend the meeting in person. If the general meeting is a fully electronic meeting, these requirements do not apply.
Shareholder Consent in Lieu of Meeting
Under the BCBCA, consent resolutions of shareholders are deemed to be proceedings at meetings of those shareholders and to be as valid and effective as if passed at a meeting that complies with all the requirements of the BCBCA and the articles relating to meetings of shareholders. A company must keep a copy of any shareholders’ consent resolutions, and minutes of shareholders’ meetings, at the records office of the company.
A “consent resolution” of shareholders in respect of the Company means:
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in the case of a resolution of shareholders that may be passed as an ordinary resolution, a resolution consented to in writing by shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least 66 2/3% of the votes entitled to be cast on the resolution; and

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in the case of any other resolution of shareholders, a unanimous resolution.

Director Qualification, Election and Number
Only an individual who is properly qualified may become or act as a director of a company. Those who are not qualified to become or act as directors (or officers) include people under the age of 18 (not 19, the age of majority), people found to be incapable of managing their own affairs, undischarged bankrupts, and people who have been convicted of an offence concerning the promotion, formation, or management of a corporation or an unincorporated business or an offence involving fraud, subject to certain exceptions.

Under the BCBCA, a company must have at least one director and a public company must have at least three directors. Our Articles provide that the number of directors is set at the most recently set of:
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the number of directors elected by ordinary resolution; and

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if at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office until further new directors are elected. If any such election/continuance of directors does not result in the number of directors set for the time being, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

The Board has adopted a majority voting policy (the “Majority Voting Policy”) which requires, in an election of directors, other than at a Contested Meeting (as defined below), any director who receives a greater number of shares withheld than shares voted in favor of his or her election must immediately tender his or her resignation (the “Resignation”) to the Board. The Corporate Governance and Nominating Committee of the Company will then review the matter and make a recommendation to the Board. In considering the Resignation, the Corporate Governance and Nominating Committee and the Board shall consider all factors they deem relevant. The Board shall determine whether or not to accept the Resignation within 90 days after the date of the relevant shareholders’ meeting. The Board shall accept the Resignation absent exceptional circumstances. The Resignation will be effective when accepted by the Board. The Director tendering the Resignation will not participate in any Board or Corporate Governance and Nominating Committee meeting at which the Resignation is considered. The Company shall promptly issue a news release with the Board’s decision and send a copy of the news release to the Toronto Stock Exchange (“TSX”). If the Resignation is not accepted, the news release shall fully state the reasons for that decision.
Under the Majority Voting Policy, a “Contested Meeting” is a meeting at which the number of directors nominated for election is greater than the number of seats available on the Board.
Under the Paulson Investor Rights Agreement, Paulson is entitled to designate nominees to the Board (each, a “Board Designee”) as follows: (a) so long as Paulson owns 10% or more of the outstanding Common Shares, Paulson shall be entitled to designate one Board Designee; and (b) so long as Paulson owns 20% or more of the outstanding Common Shares, Paulson shall be entitled to designate two Board Designees. Pursuant to the Paulson Investor Rights Agreement, the Company shall, in respect of every shareholders’ meeting at which the election of directors to the Board is considered, nominate for election to the Board the Board Designee(s), and shall use its commercially reasonable efforts to obtain shareholder approval for the election of the Board Designee(s). In the event that a Board Designee is not elected to the Board at such meeting or a Board Designee resigns or is unable to serve as a director for any reason, Paulson shall be entitled to designate a replacement director and the Company agrees to appoint, subject to applicable laws and TSX requirements, such person to the Board.
Vacancies on the Board of Directors
Under our Articles, any casual vacancy occurring in the Board may be filled by the directors.
Removal of Directors
Under our Articles, directors may be removed by shareholders or the Board as described below.
The shareholders may remove any director by special resolution, in which case the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.
The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offense, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

Fiduciary Duty of Directors
Directors of a company existing under the BCBCA have fiduciary obligations to the company. The BCBCA requires directors and officers of a British Columbia company, in exercising their powers and performing the functions of a director or officer of the company must:
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act honestly and in good faith with a view to the best interests of the company;

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exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

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act in accordance with the BCBCA and the regulations; and

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subject to paragraphs i to iii above, act in accordance with the articles of the company.

Indemnification of Officers and Directors
See “Item 15. Indemnification of Directors and Officers” below.
Dissent Rights
The BCBCA provides that shareholders of a company are entitled to exercise dissent rights and be paid by the company the fair value of their shares in connection with specified matters, including, among others:
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resolution altering any restrictions on the business the company is permitted to carry on or on its powers;

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a continuance under the laws of another jurisdiction;

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the disposition (other than in the ordinary course of business) of all or substantially all of the undertaking of a company; and

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an amalgamation with another company (other than with certain affiliated companies).

Oppression Remedy
The BCBCA provides an oppression remedy that enables a court to make any interim or final order it considers appropriate with a view to remedying or bringing to an end to the matters complained of by a “complainant” (including a registered shareholder, beneficial owner of Common Shares and any other person whom the court considers appropriate), may apply for an order on the ground:
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that the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant, or

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that some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. Common remedies include (a) orders that remedy the specific conduct complained of, for example by ordering repayment of management fees (where the conduct complained of was the discriminatory payment of those fees) or ordering the payment of dividends (where the conduct complained of was the failure to pay them); (b) orders requiring the company or other shareholders to purchase the wronged shareholder’s shares; (c) orders appointing a receiver or receiver-manager; and (d) orders for liquidation and dissolution.
Derivative Actions
Under the BCBCA, a shareholder or director of a company may apply to the court for leave to:
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prosecute a legal proceeding in the name and behalf of the company to:

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enforce a right, duty or obligation owed to the company that could be enforced by the company itself;

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or to obtain damages for any breach of a right, duty or obligation referred to in paragraph a above; or

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defend, in the name and on behalf of a company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave on terms it considers appropriate, if:
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the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the legal proceeding;

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notice of application for leave has been given to the company and to any other person the court may order;

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the complainant is acting in good faith; and

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it appears to the court that it is in the best interests of the company for the legal proceeding to be prosecuted or defended.

Under the BCBCA, the court in a derivative action may (a) make an order that the complainant give security for costs; (b) authorize any person to control the conduct of the legal proceeding or give any other directions; (c) order interim costs to be paid to the person controlling the conduct of the legal proceed; and (d) on final disposition of a legal proceeding, make various other orders including orders for repayment of interim costs advanced and for indemnities as to costs and expenses.
Examination of Corporate Records
Under the BCBCA, upon payment of a prescribed fee, a person is entitled, during usual business hours, to examine certain corporate records and to make copies of or extracts from such documents.
Advance Notice for Shareholder Proposals and Director Nominations
The BCBCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to a company, which proposals may be included in the company’s management information circular and proxy statement. To be considered for inclusion in the management information circular and proxy statement for an annual meeting of shareholders of the Company, any such shareholder proposal under the BCBCA must be:
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signed by the submitter and qualified shareholders who, together with the submitter, are, at the time of signing registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1/100 of the issued Common Shares that carry the right of vote at general meetings or having a market value in excess of $2,000;

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received by the Company at least three months before the anniversary date of the last annual meeting of shareholders; and

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accompanied by declarations of those making the proposal and their supporters declaring the number of Common Shares carrying the right to vote at general meetings that are owned by the signatories and the names of the registered holders of the Common Shares, for inclusion in the management information circular and proxy statement distributed to shareholders prior to the annual meeting of shareholders of the Company.

On April 4, 2013, the Board adopted an advance notice policy (which was ratified by the Company’s shareholders at the annual general meeting held on May 14, 2013) (the “Advance Notice Policy”), which fixes the deadlines by which shareholders of the Company must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in a written notice to the Company for any director nominee to be eligible for election at such annual or special meeting of shareholders.
The following is a brief summary of certain provisions of the Advance Notice Policy and is qualified in its entirety by the full text of the Advance Notice Policy:
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Other than pursuant to (a) a proposal made in accordance with the BCBCA (as described above) or (b) a requisition of the shareholders made in accordance with the provisions of the BCBCA, shareholders of the Company must give advance written notice to the Company of any nominees for election to the Board.
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The Advance Notice Policy fixes a deadline by which shareholders of the Company must submit, in writing, nominations for directors to the Corporate Secretary of the Company prior to any annual or special meeting of shareholders, and sets forth the specific information that such shareholders must include with their nominations in order to be effective. Only persons who are nominated in accordance with the Advance Notice Policy are eligible for election as directors of the Company.

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For an annual meeting of shareholders, notice to the Company must be not less than 30 days and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date less than 50 days after the date on which the first public announcement of the date of such annual meeting was made, notice may be given not later than the close of business on the 10th day following such public announcement.

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For a special meeting of shareholders (that is not also an annual meeting), notice to the Company must be given not later than the close of business on the 15th day following the day on which the first public announcement of the date of such special meeting was made.

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The time periods for giving notice set forth above shall in all cases be determined based on the original date of the applicable annual meeting and/or special meeting of shareholders, and in no event shall any adjournment or postponement of a meeting of shareholders, or the reconvening of any adjourned or postponed meeting of shareholders, or the announcement thereof, commence a new time period for the giving of notice as described above.

For the purposes of the Advance Notice Policy, “public announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on SEDAR at www.sedar.com or on the SEC’s Website at www.sec.gov.
Registration Rights
Paulson is entitled to certain registration rights with respect to Common Shares held by it pursuant to the Paulson Investor Rights Agreement. Pursuant to the terms of the Paulson Investor Rights Agreement, Paulson has the right to demand that we file a prospectus and take such other steps as may be necessary to facilitate a distribution in Canada of all or any portion of the registrable securities held by Paulson, subject to certain exceptions set forth in the Paulson Investor Rights Agreement. In addition, in the event that we effect a registered distribution of securities, either for our account or for the account of our other security holders, Paulson will be entitled to certain piggyback registration rights with respect to such distribution, subject to certain limitations set forth in the Paulson Investor Rights Agreement.
The Paulson Investor Rights Agreement provides that we must pay registration expenses in connection with effecting any demand registration or piggyback registration, with the exception of commissions payable to any underwriter attributable to the holders’ registrable securities, the holders’ pro rata share of the registration expenses attributable to a demand registration offering and any and all fees, disbursements and expenses of legal counsel or other advisors retained by the holders in connection with a piggyback registration. We must pay all registration expenses in connection with an abandoned offering in respect of which piggyback registration rights have been exercised.
Such registration rights are subject to the exceptions and conditions set forth in the Paulson Investor Rights Agreement, which is filed as an exhibit to our Annual Report on Form 10-K. The registration rights will expire upon the terms set forth in the Paulson Investor Rights Agreement.
Listing
Our Common Shares are listed on the TSX under the symbol “PPTA” and on the Nasdaq under the symbol “PPTA”.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Shares is Computershare Investor Services. The transfer agent’s address is Proxy Department, 3rd Floor, 510 Burrard Street, Vancouver, BC V6C 3B9.

DESCRIPTION OF DEBT SECURITIES
General
We may issue debt securities in one or more series. When used in this “Description of Debt Securities” section, unless we state otherwise or the context clearly indicates otherwise, references to the “Company,” “we,” “us,” and “our” refer to Perpetua Resources Corp. and not any of its subsidiaries. We may issue senior or subordinated debt securities. None of the debt securities will be secured by any of our property or assets. Thus, holders of our debt securities will be unsecured creditors.
The debt indenture and its associated documents, including the debt security, will contain the full legal text of the matters described in this section and the applicable prospectus supplement. We have filed a form of the indenture with the SEC as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” in this prospectus for information on how to obtain copies of them.
This section and the applicable prospectus supplement summarize material terms of the indenture and the related debt security. They do not, however, describe every aspect of the indenture and the related debt security. For example, in this section and the applicable prospectus supplement, we use terms that have been given special meaning in the indenture, but we do not describe the meaning of all the terms that may be important to holders. The applicable prospectus supplement will have a more detailed description of the specific terms of the applicable debt security.
Indenture
The debt securities will be governed by a document called an indenture. The indenture is a contract between us and the trustee named in the indenture.
The trustee has two main roles:
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First, the trustee can enforce the holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on the holders’ behalf, which we describe later under “— Default, Remedies and Waiver of Default.”

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Second, the trustee performs administrative duties for us, such as sending interest payments and notices to holders.

Series of Debt Securities
We may issue as many distinct debt securities or series of debt securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of the indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of any debt security we issue in the applicable prospectus supplement. Those terms may vary from the terms described here.
The specific terms of any debt security we issue as described in the applicable prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus with respect to a debt security, the applicable prospectus supplement will control.
When we refer to a “series of debt securities,” we mean a series of debt securities issued under the indenture. When we refer to “the applicable prospectus supplement,” we mean the prospectus supplement describing the specific terms of a particular debt security. The terms used in the applicable prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Amounts of Issuances
The indenture will not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without the holders’ consent and without notifying holders. The indenture and the debt securities will not limit our ability to incur other indebtedness or to issue other securities other than as specified in a particular debt security, as applicable. Also, unless otherwise specified below or in the applicable prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Specific Terms of Debt Securities
The applicable prospectus supplement will describe the specific terms of the debt security, which will include some or all of the following:
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the title of the series of the debt security and whether it is a senior debt security or a subordinated debt security;

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any limit on the total principal amount of the debt securities of the same series;

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the stated maturity;

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the currency or currencies for payment of principal and interest, if not U.S. dollars;

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the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

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whether the debt security is a fixed-rate debt security, a floating rate debt security or an indexed debt security;

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if the debt security is a fixed-rate debt security, the yearly rate at which the holder’s debt security will bear interest, if any, and the interest payment dates;

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if the debt security is a floating-rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

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if the debt security may be converted into or exercised or exchanged for common or preferred shares or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred shares or other securities issuable upon conversion, exercise or exchange may be adjusted;

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if the debt security is also an original issue discount debt security, the yield to maturity;

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if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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the authorized denominations, if other than $2,000 and multiples of $1,000;

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the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

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if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

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any guarantors of the debt security;

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the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

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any other terms of the debt security, which could be different from those described in this prospectus.

Governing Law
The indenture and the debt securities will be governed by New York law.
Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair the holders’ ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
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DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 60 days; or

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we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above or in the applicable prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indenture. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates.

DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (DTCC); DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies; and DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The following is based on information furnished by Euroclear or Clearstream, as the case may be. Euroclear has advised us that:
•
It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•
Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•
Euroclear is operated by Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•
Securities clearance accounts and cash accounts with Euroclear SA/NV are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”);

•
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear SA/NV acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants; and

•
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:
•
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;
•
Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•
As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•
Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•
Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.
Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear participants or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment
If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
We are generally permitted under the indenture to merge, consolidate or amalgamate with another corporation or other entity. We are also permitted under the indenture to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities and other than as set forth in the applicable prospectus supplement, however, we may not take any of these actions unless all the following conditions, among other things, are met:
•
If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof, and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.

•
Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge, consolidate or amalgamate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge, consolidate or amalgamate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge, consolidate or amalgamate and any transaction in which we sell less than substantially all our assets.
The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.
Defeasance, Covenant Defeasance and Satisfaction and Discharge
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:
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we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•
we will be discharged from any covenants we make in the indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for U.S. federal or Canadian federal, provincial or territorial income tax purposes. If we elect legal defeasance, those opinions of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect or a ruling from the Canada Revenue Agency, as applicable.
In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:
•
deliver all outstanding debt securities of that series to the trustee for cancellation; or

•
all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability
No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), or shareholder of the Company, as such, will have any liability for any obligations of us under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability and claims. The waiver and release are part of the consideration for issuance of the debt securities. This provision does not apply to any claims under the U.S. federal securities laws.
Default, Remedies and Waiver of Default
Holders of our debt securities will have special rights if an event of default with respect to the holder’s debt security occurs and is continuing, as described in this subsection.
Events of Default
Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
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we do not pay the principal of and any premium on any debt security of that series on the due date;

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we do not pay interest on any debt security of that series within 30 days after the due date;

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we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

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we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•
we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

•
if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs
Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection satisfactory to the Trustee from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of other holders (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or would involve the trustee in personal liability; provided, however, that the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.
Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:
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the holder of the debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of such series, and the event of default must not have been cured or waived;

•
the holders of not less than 25% in principal amount of all debt securities of such series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority in principal amount of the debt securities of such series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of such series.

Each holder is entitled at any time, however, to bring a lawsuit for the payment of money due on its debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred.

No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.
Annual Information about Defaults to the Trustee
We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default under the indenture.
Modifications and Waivers
There are three types of changes we can make to the indenture and the debt securities or series of debt securities issued under the indenture.
Changes Requiring Each Holder’s Approval
First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the indenture, including, among others:
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changing the stated maturity for any principal or interest payment on such debt security;

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reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;

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permitting redemption of such debt security if not previously permitted;

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impairing any right such holder may have to require purchase of its debt security;

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if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;

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changing the currency of any payment on such debt security;

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changing the place of payment on such debt security;

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impairing such holder’s right to sue for payment of any amount due on its debt security;

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reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the indenture or to waive defaults; and

•
changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval
The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to conform the text of the indenture or any debt securities to any provision of the “Description of Debt Securities” in this prospectus or the comparable section in the applicable prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities issued under the indenture would require the following approval:

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If the change affects only particular debt securities within a series issued under the indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

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If the change affects debt securities of more than one series issued under the indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “— Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under the indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under the indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.
In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer
If any debt securities cease to be issued in registered global form, they will be issued:
•
only in fully registered form;

•
without interest coupons; and

•
unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless the applicable prospectus supplement and the supplemental indenture with respect to such debt securities provide for such exchange.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Regardless of who acts as paying agent, subject to applicable escheatment law, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Paying Agents
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for a debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
The prospectus supplement for a debt security will describe any material relationships we may have with the trustee with respect to that debt security.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our equity or debt securities. Warrants may be offered separately or together with other securities, as the case may be, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the terms and conditions of the warrants being offered. The warrant agent will act solely as the Company’s agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K filed with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such warrants that the Company is offering before the issuance of such warrants.
The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include, where applicable:
•
the designation and aggregate number of warrants;

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the price at which the warrants will be offered;

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the currency or currencies in which the warrants will be offered;

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the amount of warrants outstanding;

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the designation and terms of the Common Shares purchasable or debt securities that may be issued upon exercise of the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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the number of Common Shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each warrant, including provisions for changes to or adjustments in the exercise price;

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the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

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the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

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whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

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material United States and Canadian tax consequences of owning the warrants; and

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any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of Common Shares, preferred shares or debt securities issuable upon exercise of the warrants. The Company reserves the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The Company may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, preferred shares, debt securities, warrants or a combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the subscription receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. In the United

States, the Company will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K filed with the SEC, any Subscription Receipt Agreement describing the terms and conditions of subscription receipts the Company is offering before the issuance of such subscription receipts. In Canada, the Company will file on SEDAR a copy of any Subscription Receipt Agreement after the Company has entered into it.
The following description sets forth certain general terms and provisions of subscription receipts and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the prospectus supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable prospectus supplement related to the particular subscription receipts that the Company sells under this prospectus, as well as the complete Subscription Receipt Agreement.
The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts the Company offers will describe the specific terms of the subscription receipts and may include, but are not limited to, any of the following:
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the designation and aggregate number of subscription receipts offered;

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the price at which the subscription receipts will be offered, including provisions for changes to or adjustments in price at which subscription receipts will be offered;

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the currency or currencies in which the subscription receipts will be offered;

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the amount of subscription receipts outstanding;

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the designation, number and terms of the Common Shares, preferred shares, debt securities, warrants or combination thereof to be received by holders of subscription receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

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the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive for no additional consideration Common Shares, preferred shares, debt securities, warrants or a combination thereof;

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the procedures for the issuance and delivery of Common Shares, preferred shares, debt securities, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

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whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, preferred shares, debt securities, warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the subscription receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

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the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, preferred shares, debt securities, warrants or a combination thereof pending satisfaction of the Release Conditions;

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the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

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if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the subscription receipts;

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procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price for their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

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any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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any entitlement of the Company to purchase the subscription receipts in the open market by private agreement or otherwise;

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whether the Company will issue the subscription receipts as global securities and, if so, the identity of the depositary for the global securities;

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whether the Company will issue the subscription receipts as bearer securities, registered securities or both;

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provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the subscription receipts;

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the identity of the Escrow Agent;

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whether the subscription receipts will be listed on any exchange;

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material United States and Canadian federal tax consequences of owning the subscription receipts; and

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any other terms of the subscription receipts.

The holders of subscription receipts will not be shareholders of the Company. Holders of subscription receipts are entitled only to receive Common Shares, preferred shares, debt securities, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.
The Company reserves the right to set forth in a prospectus supplement specific terms of the subscription receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the subscription receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such subscription receipts.
DESCRIPTION OF UNITS
The Company may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K filed with the SEC, any unit agreement describing the terms and conditions of such units that Perpetua Resources is offering before the issuance of such units.
The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:
•
the designation and aggregate number of units offered;

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the price at which the units will be offered, including provisions for changes to or adjustments in price at which units will be offered;

•
the currency or currency unit in which the units are denominated;

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the amount of units outstanding;

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the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other material terms, conditions and rights (or limitations on such rights) of the units.

The Company reserves the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.
SELLING SHAREHOLDERS
To the extent named as a selling shareholder in a prospectus supplement, an amendment to this registration statement or another permissible means, certain selling shareholders affiliated with Paulson, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, up to 24,771,542 Common Shares. All of these shares were issued to the selling shareholders upon conversion of convertible notes issued in March 2016 and March 2020 or purchased in our August 2021 equity offering and are subject to certain registration rights set forth in the Paulson Investor Rights Agreement. See “Description of Share Capital — Registration Rights” for more information. Paulson is an affiliate of the Company and has the right to designate two board members so long as Paulson holds not less than 20% of our Common Shares and the right to designate one board member so long as Paulson holds not less than 10% of our Common Shares.
Information about the selling shareholders, where applicable, including their identities, the amount of Common Shares owned by each selling shareholder prior to the offering, the number of Common Shares to be offered by each selling shareholder and the amount of Common Shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, an amendment to this registration statement or another permissible means. The applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
The selling shareholders may not sell any Common Shares pursuant to this prospectus until we have identified such selling shareholders and the Common Shares being offered for resale by such selling shareholders in a subsequent prospectus supplement, an amendment to this registration statement or another permissible means. However, the selling shareholders may sell or transfer all or a portion of their Common Shares pursuant to any available exemption from the registration requirements of the Securities Act.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:
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to or through one or more underwriters, initial purchasers, brokers, or dealers;

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through agents to investors or the public;

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in short or long transactions;

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through put or call option transactions relating to our Common Shares;

•
directly to agents or other purchasers

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in “at the market offerings” within the meanings of Rule 415(a)(4) of the Securities Act and Canadian National Instrument 44-102 — Shelf Distributions, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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though a combination of any such methods of sale; or

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through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:
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the terms of the offering;

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the names of any underwriters, dealers, or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities and the proceeds to us from the sale;

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any options (whether or not for over-allotments) under which the underwriters may purchase additional Common Shares from us;

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any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;

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any delayed delivery arrangements;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

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any securities exchange or market on which the Common Shares offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform the holder otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure the holder of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used for the sale of securities, we or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform the holder otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly in transactions not involving underwriters, dealers, or agents.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.
We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
Subject to the terms of the Paulson Investor Rights Agreement, any selling shareholder that may be named in any supplement to this prospectus, an amendment to this registration statement or another permissible means may sell, transfer, loan or pledge the securities offered by such selling shareholders in any one or more of the methods described above. The applicable prospectus supplement or other permissible disclosure document will include certain information about any selling shareholder, including the name of such selling shareholder, the number of Common Shares to be offered by such selling shareholder and certain additional information as described in “Selling Shareholders.” Such prospectus supplement or other permissible disclosure document will also set forth the terms and the method of distribution of any such offering and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with such offering.
LEGAL MATTERS
Certain legal matters in connection with the securities will be passed upon by Cozen O’Connor LLP, Vancouver, British Columbia, with respect to Canadian legal matters, and by Vinson & Elkins L.L.P.,

New York, New York, with respect to U.S. legal matters as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
The financial statements as of December 31, 2021 and for the year ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Perpetua Resources Corp. as of and for the year ended December 31, 2020 incorporated by reference in this prospectus by reference to Perpetua Resources Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte LLP, independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The mineral resource and mineral reserve estimates and related information of the Company’s Stibnite Gold Project incorporated by reference herein are based upon analyses performed or overseen by the following Qualified Persons:
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Richard Zimmerman, SME-RM and Art Ibrado, P.E. with M3 Engineering & Technology Corporation;

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Garth Kirkham, P.Geo. with Kirkham Geosystems Ltd.;

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Andrew Kelly, P.Eng. with Blue Coast Metallurgy Ltd.;

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Grenvil Dunn, C.Eng. with Hydromet WA (Pty) Ltd.;

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Chris Roos, P.E. and Scott Rosenthal P.E. with Value Consulting, Inc.;

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Peter Kowalewski, P.E. with Tierra Group International, Ltd.; and

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Christopher Dail, Exploration Manager for Perpetua Resources Idaho, Inc.

Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firms or individuals as experts in such matters.
Christopher Dail, C.P.G. is the Exploration Manager of the Company and serves as President and sole officer of Idaho Gold Resources Company, LLC, a wholly owned subsidiary of Perpetua. Mr. Dail has been granted stock options, restricted share units and performance share units of the Company in the course of his employment but these interests held by Mr. Dail in the Company has at all times represented less than 1% of the issued and outstanding common shares of the Company.

Perpetua Resources Corp.
         Common Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BMO Capital Markets	National Bank of Canada Capital Markets	RBC Capital Markets

October   , 2025